Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1

to

CREDIT AND GUARANTY AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is made as of January 17, 2019, by and among WAITR INC., a Delaware corporation (the “Borrower”), WAITR INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), LUXOR CAPITAL, LLC, as a Lender (as hereinafter defined) and LUXOR CAPITAL GROUP, LP, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

WHEREAS, Borrower, Holdings, Administrative Agent, and the lenders from time to time party thereto (the “Lenders”) are parties to that certain Credit and Guaranty Agreement dated as of November 15, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”; and the Existing Credit Agreement, as amended by this Amendment being referred to herein as the “Amended Credit Agreement”).

WHEREAS, Borrower has informed Administrative Agent and Lenders that Waitr Holdings Inc., a Delaware corporation (“Parent”), has entered into that certain Agreement and Plan of Merger dated as of December 11, 2018, by and among Parent, Wingtip Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and BiteSquad.com, LLC, a Minnesota limited liability company (“Target (BiteSquad)”), substantially in the form attached hereto as Exhibit A (the “Amendment No. 1 Acquisition Agreement”), together with such other documents, instruments and agreements executed and delivered in connection therewith or otherwise relating thereto, whereby Target (BiteSquad) will merge with and into Merger Sub, a wholly-owned direct Subsidiary of Holdings, with Target (BiteSquad) as the surviving entity (the “Amendment No. 1 Acquisition”), in exchange for the consideration set forth in the Amendment No. 1 Acquisition Agreement.

WHEREAS, Borrower has requested that Lenders amend the Existing Credit Agreement so as to effectuate the amendments contemplated by Section 2 hereof and make an additional term loan (the “Amendment No. 1 Term Loan”) to Borrower in an aggregate principal amount equal to the amount set forth opposite such Lender’s name on Schedule 1 attached hereto (each such amount, an “Amendment No. 1 Term Loan Amount”), the proceeds of which will be used, inter alia, by Borrower (i) to fund a portion of the consideration and to pay fees and expenses in connection with the closing of the Amendment No. 1 Acquisition and Amendment No. 1 and (ii) to finance the working capital needs and other general corporate purposes of Borrower (including Permitted Acquisitions).

WHEREAS, Borrower, Holdings, Administrative Agent, and Lenders have agreed to such amendments and the making of such Amendment No. 1 Term Loan upon and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Holdings, Administrative Agent, and Lenders hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Amended Credit Agreement.

SECTION 2.

(a) Amendments to Existing Credit Agreement. Subject to the satisfaction of all of the conditions set forth in Section 5 below, effective as of the Amendment No. 1 Effective Date (as defined below), the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit B attached hereto.

(b) Amendment to Exhibits to Existing Credit Agreement. Subject to the satisfaction of all of the conditions set forth in Section 5 below, effective as of the Amendment No. 1 Effective Date, paragraph 5 in Exhibit C to the Existing Credit Agreement is hereby amended by deleting the text “Consolidated Liquidity of the Borrower” and inserting “Consolidated Liquidity of Holdings” in lieu thereof.

SECTION 3. Amendment No. 1 Term Loan.

(a) Subject to the satisfaction of all of the conditions set forth in Section 5 below, effective as of the Amendment No. 1 Effective Date, each Lender hereby severally, and not jointly, commits to make a single additional term loan to Borrower on such date in an aggregate principal amount not to exceed the Amendment No. 1 Term Loan Amount of such Lender. The commitment of each Lender to make its Amendment No. 1 Term Loan shall automatically and permanently terminate upon the earlier to occur of (i) the date following the Amendment No. 1 Effective Date, and (ii) the funding by such Lender of its Amendment No. 1 Term Loan. Any Amendment No. 1 Term Loan amounts borrowed and repaid or prepaid may not be reborrowed.

(b) Immediately upon the making thereof, each Amendment No. 1 Term Loan shall constitute and be deemed for all purposes to be a Term Loan (as such term is defined in the Amended Credit Agreement) and the principal amount of each such Amendment No. 1 Term Loan shall be added to (and constitute a part of, be of the same class as and have the same terms (including, without limitation, pro rata payments of mandatory and voluntary prepayments and pari passu ranking in right of payment with respect to the Collateral), rights, remedies, privileges and protections as, and be secured and guaranteed in the same manner and to the same extent as) the principal amount of the Term Loan of such Lender outstanding immediately prior to the making of such Amendment No. 1 Term Loan by such Lender.

SECTION 4. Representations and Warranties of the Credit Parties. By its execution and delivery of this Amendment, each Credit Party hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Amended Credit Agreement (which are incorporated herein by this reference, mutatis mutandis) are true and correct in all material respects on and as of the Amendment No. 1 Effective Date (except for those representations and warranties that are conditioned by materiality, which are true and correct in all respects) to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which were true and correct in all respects) on and as of such earlier date.

SECTION 5. Conditions of Effectiveness. This Amendment shall become effective on and as of the date (such date, the “Amendment No. 1 Effective Date”) upon which all of the following conditions set forth in this Section 5 shall have been satisfied:

(a) Substantially concurrent with or prior to the funding of the Amendment No. 1 Term Loan on the Amendment No. 1 Effective Date, the Amendment No. 1 Acquisition will have been

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consummated in accordance with the terms of the Amendment No. 1 Acquisition Agreement and all conditions precedent to the consummation of the Amendment No. 1 Acquisition, as set forth in the Amendment No. 1 Acquisition Agreement, will have been satisfied without any waiver, amendment, supplement or other modification that is materially adverse to the interests of Administrative Agent or Lenders unless Administrative Agent will have consented thereto, such consent not to be unreasonably withheld or delayed.

(b) Receipt by Administrative Agent of counterparts of (i) this Amendment duly executed by each Credit Party, Lenders and Administrative Agent, (ii) a Joinder Agreement to the Credit Agreement duly executed by Merger Sub, Target (BiteSquad) and its Subsidiaries and the Administrative Agent, with all schedules and attachments contemplated thereby, (iii) a Joinder Agreement to the Pledge and Security Agreement duly executed by Merger Sub, Target (BiteSquad) and its Subsidiaries and the Collateral Agent, with all schedules and attachments contemplated thereby, (iv) a Pledge Amendment to the Pledge and Security Agreement duly executed by Holdings and Target (BiteSquad) and the Collateral Agent, with all schedules and attachments contemplated thereby, (v) a Perfection Certificate duly executed by the Borrower, with all schedules and attachments contemplated thereby, and (iv) an Intellectual Property Security Agreement duly executed by Target (BiteSquad) and its applicable Subsidiaries with respect to the trademarks owned by such Persons, with all schedules and attachments contemplated thereby.

(c) Administrative Agent shall have received (i) a certificate of each Credit Party, dated the Amendment No. 1 Effective Date and executed by a secretary, assistant secretary or other senior officer (as the case may be) thereof, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its shareholders, board of directors, board of managers, members or other governing body authorizing the execution, delivery and performance of the Credit Documents to which it is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Credit Party authorized to sign the Credit Documents to which it is a party on the Amendment No. 1 Effective Date and (C) certify (x) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of such Credit Party certified as of a recent date by the relevant authority of the jurisdiction of organization of such Credit Party and a true and correct copy of its by-laws or operating, management, partnership or similar agreement and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (ii) a good standing (or equivalent) certificate as of a recent date for such Credit Party from its jurisdiction of organization.

(d) On the Amendment No. 1 Effective Date after giving effect to this Amendment, (i) the Specified Merger Agreement Representations (as defined below) shall be true and correct to the extent required by the last paragraph of this Section 5 and the Specified Representations (as defined below) shall be true and correct in all material respects (other than any Specified Representations which are qualified by materiality, material adverse effect or similar language, which Specified Representations shall be true and correct in all respects after giving effect to such qualification); provided, that to the extent any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be the definition of “BiteSquad Material Adverse Effect” (as defined in the Amendment No. 1 Acquisition Agreement) for purposes of the making or deemed making of such Specified Representation on or as of the Amendment No. 1 Effective Date (or any date prior thereto), (ii) no event shall have occurred and be continuing or would result from the consummation of the Amendment No. 1 Term Loan that would constitute an Event of Default under Sections 8.1(a), (f) or (g) of the Existing Credit Agreement, (iii) since the date of the most recent balance sheet included in the

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Interim Financial Statements (as defined in the Amendment No. 1 Acquisition Agreement), there shall not have occurred any BiteSquad Material Adverse Effect (as defined in the Amendment No. 1 Acquisition Agreement and (iv) Administrative Agent shall have received a certificate of each Credit Party, dated the Amendment No. 1 Effective Date and executed by an Authorized Officer thereof, confirming that as of the Amendment No. 1 Effective Date the foregoing clauses (i), (ii) and (iii) are satisfied.

(e) Administrative Agent shall have received a Solvency Certificate from the chief financial officer (or other financial officer with reasonably equivalent responsibilities) of Holdings certifying as to the matters set forth therein dated as of the Amendment No. 1 Effective Date.

(f) Administrative Agent shall have received an Amendment No. 1 Term Loan Funding Notice with respect to the Amendment No. 1 Term Loan in accordance with the requirements of the Amended Credit Agreement.

(g) Subject in all respects to the last paragraph of this Section 5, all documents and instruments required to create and perfect Administrative Agent’s security interests in the Collateral shall have been executed and delivered by Holdings, Borrower, Target (BiteSquad) and its Subsidiaries and any other Guarantors and, if applicable, be in proper form for filing.

(h) Administrative Agent shall have received a completed Perfection Certificate dated the Amendment No. 1 Effective Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby, together with the delivery of (A) the results of a recent lien search, by a Person satisfactory to Collateral Agent, of, including but not limited to, all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of Target (BiteSquad) in the jurisdictions specified in the Perfection Certificate, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens).

(i) Subject to Section 6 hereof, Collateral Agent shall have received a certificate from Borrower’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained with respect to Target (BiteSquad) pursuant to Section 5.5 of the Amended Credit Agreement is in full force and effect, naming the Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5 of the Amended Credit Agreement.

(j) Parent and its Subsidiaries and Target (BiteSquad) shall have (i) repaid in full all Indebtedness of Target (BiteSquad) and its Subsidiaries (other than Indebtedness permitted to remain outstanding after the Amendment No. 1 Effective Date) (collectively, the “Amendment No. 1 Existing Indebtedness”), (ii) terminated any commitments to lend or make other extensions of credit thereunder and (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Amendment No. 1 Existing Indebtedness or other obligations of Parent and its Subsidiaries or Target (BiteSquad) thereunder being repaid on the Amendment No. 1 Effective Date.

(k) Prior to or simultaneously with the initial incurrence of the Amendment No. 1 Term Loan, the Amendment No. 1 Equity Issuance shall be consummated.

(l) Administrative Agent shall have received (i) the audited financial statements of Target (BiteSquad) and its Subsidiaries, for the Fiscal Years ended December 31, 2016 and 2017, consisting of consolidated balance sheets, statements of operations, statements of members’ equity and statements of

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cash flows for such Fiscal Years, and (ii) for the interim period from January 1, 2018 to September 30, 2018, unaudited financial statements of Target (BiteSquad) and its Subsidiaries, consisting of consolidated balance sheets, statements of operations, statements of members’ equity and statements of cash flows for such interim period, in the case of clauses (i) and (ii), certified by the chief financial officer of Target (BiteSquad) that they fairly present, in all material respects, the financial condition of Target (BiteSquad) and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments.

(m) Lenders and their respective counsel shall have received originally executed copies of a customary opinion of (i) Winston & Strawn LLP, counsel for the Credit Parties and Target (BiteSquad) and its Subsidiaries, and (ii) Gray, Plant, Mooty, Mooty & Bennett, P.A., local Minnesota counsel for Target (BiteSquad) and its Subsidiaries, in each case dated as of the Amendment No. 1 Effective Date in form and substance satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

(n) Parent, Administrative Agent and Lenders (as defined therein) party to the Parent Convertible Notes Credit Agreement will have executed and delivered an amendment to the Parent Convertible Notes Credit Agreement in form and substance reasonably satisfactory to Administrative Agent.

(o) No later than two Business Days in advance of the Amendment No. 1 Effective Date, Administrative Agent shall have received all documentation and other information reasonably requested by the Lender with respect to Target (BiteSquad) and its Subsidiaries at least 10 days in advance of the Amendment No. 1 Effective Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(p) Borrower shall have paid all fees and expenses required to be paid on the Amendment No. 1 Effective Date related to the Transactions occurring on or about the date hereof and payable to Administrative Agent, Lenders and third party service providers and, with respect to expenses, included in a summary invoice delivered to Borrower at least two Business Days prior to the Amendment No. 1 Effective Date (which amounts may be offset against the proceeds of the Amendment No. 1 Term Loan).

Notwithstanding anything to the contrary in this Amendment, (i) the only representations and warranties the accuracy of which shall be a condition to the availability and funding of the Amendment No. 1 Term Loan on the Amendment No. 1 Effective Date shall be (A) such of the representations and warranties made by Target (BiteSquad) in the Amendment No. 1 Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Parent (or its applicable affiliate) has the right to terminate its obligations pursuant to the Amendment No. 1 Acquisition Agreement or otherwise decline to consummate the Amendment No. 1 Acquisition pursuant the Amendment No. 1 Acquisition Agreement as a result of a breach of such representations and warranties in the Amendment No. 1 Acquisition Agreement (to such extent, the “Specified Merger Agreement Representations”) and (B) the Specified Representations (as defined below) made by Holdings, Borrower, Target (BiteSquad) and its subsidiaries and the other Guarantors in the Credit Documents, and (ii) the terms of the Credit Documents shall be in a form such that they do not impair the availability or funding of the Amendment No. 1 Term Loan on the Amendment No. 1 Effective Date if the applicable conditions set forth in this Section 5 are satisfied (it being understood that, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Amendment No. 1 Effective Date (other than the perfection of the security interest in the certificated equity interests of Borrower, Target (BiteSquad) and its subsidiaries and any other subsidiary Guarantor

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(provided that, to the extent Borrower has used commercially reasonable efforts to procure the delivery of such certificated equity interests, together with the undated powers executed in blank, prior to the Amendment No. 1 Effective Date, certificated equity interests of Target (BiteSquad) and the subsidiaries of Target (BiteSquad) will only be required to be delivered on the Amendment No. 1 Effective Date pursuant to the terms set forth above if such certificated equity interests, together with the undated powers executed in blank, are received from Target (BiteSquad)) and other assets pursuant to which a lien may be perfected by the filing of a financing statement under the Uniform Commercial Code) after Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Amendment No. 1 Term Loan on the Amendment No. 1 Effective Date, but instead shall be required to be delivered after the Amendment No. 1 Effective Date pursuant to arrangements and timing to be mutually agreed by Administrative Agent and Borrower acting reasonably (but, in any event, not earlier than 30 days after the Amendment No. 1 Effective Date) (other than with respect to the certificated equity interests, together with undated powers executed in blank, of Target (BiteSquad) and each subsidiary of Target (BiteSquad) required to be pledged as Collateral, which shall be required to be delivered no later than ten Business Days following the Amendment No. 1 Effective Date or such later date as may be agreed to by Administrative Agent in its sole discretion). For purposes hereof, “Specified Representations” means the representations and warranties of Holdings, Borrower, Target (BiteSquad) and its Subsidiaries and the other Guarantors set forth in Sections 4.1 (solely with respect to clauses (a) and (b) thereof), 4.3, 4.4 (solely with respect to clause (a)(ii) thereof), 4.6, 4.10, 4.17 (solely with respect to the Investment Company Act of 1940), 4.18, 4.22 and 4.28 of the Credit Agreement.

SECTION 6. Post-Closing Matters. Borrower shall, and shall cause each of the Credit Parties to, satisfy the requirements set forth in Schedule 5.15 of the Amended Credit Agreement on or before the date specified for such requirement or such later date to be determined by Administrative Agent.

SECTION 7. Reference to and Effect on the Credit Agreement.

(a) Upon the Amendment No. 1 Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Credit Agreement and each reference in any other Credit Document to “the Credit Agreement” shall mean and be a reference to the Amended Credit Agreement.

(b) Except as specifically amended hereby, the Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Other than as expressly set forth herein, nothing in this Amendment shall be deemed to constitute a waiver by Administrative Agent or any Lender of any Default or Event of Default, nor constitute a waiver of any provision of the Existing Credit Agreement, this Amendment, the Amended Credit Agreement, any Credit Document or any other documents, instruments or agreements executed and/or delivered in connection herewith or therewith, whether now existing or hereafter arising, or of any right, power or remedy that Administrative Agent or Lenders may have under any of the Credit Documents or applicable law. Upon the Amendment No. 1 Effective Date, this Amendment, the Amended Credit Agreement and the other Credit Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof.

(c) Borrower and the other parties hereto acknowledge and agree that, on and after the Amendment No. 1 Effective Date, this Amendment shall constitute a Credit Document for all purposes of the Amended Credit Agreement.

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SECTION 8. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 10. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 11. Reaffirmation. Each of the Credit Parties as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as an accommodation party or guarantor, as the case may be, (a) hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents to which it is a party (after giving effect hereto) and (b) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any Credit Document as security for or otherwise guaranteed the Obligations under or with respect to the Credit Documents, hereby ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby, including but not limited to the Amendment No. 1 Term Loan. Each of the Credit Parties hereby consents to this Amendment and each of the transactions contemplated hereby and acknowledges that each of the Credit Documents (as amended through and including the date hereof) remains in full force and effect and is hereby ratified and reaffirmed.

SECTION 12. No Novation. Neither this Amendment nor the Amended Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release any Lien or priority of any Collateral Document or any Loan Guaranty or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or any Collateral Document or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied by this Amendment, the Amended Credit Agreement or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Credit Parties under the Existing Credit Agreement, the Amended Credit Agreement or any other Credit Document. Each of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect, except to the extent specifically modified hereby or in connection herewith. It is the intention of the parties hereto that neither this Amendment nor the Amended Credit Agreement constitute a novation of the Obligations outstanding under the Existing Credit Agreement or any collateral securing the same, all of which shall remain in full force and effect after the date hereof, as amended by this Amendment.

SECTION 13. Release. Borrower and each Credit Party hereby waive, release, remise and forever discharge Administrative Agent, Collateral Agent, Lead Arranger and Lenders whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower and any other Credit Party ever had, now has or might hereafter have against Administrative Agent, Collateral Agent, Lead Arranger or Lenders and each other Indemnitee arising from any event occurring on or prior to the date hereof which relates, directly or

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indirectly, to the Term Loan or the Credit Documents or any acts or omissions of Administrative Agent, Collateral Agent, Lead Arranger, Lenders or any other Indemnitee in respect of the Term Loan or the Credit Documents.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

WAITR INC.

By:	/s/ Christopher Meaux
Name: Christopher Meaux
Title: Chief Executive Officer

WAITR INTERMEDIATE HOLDINGS, LLC

By:	/s/ Christopher Meaux
Name: Christopher Meaux
Title: President and Secretary

Signature Page to

Amendment No. 1 to Credit Agreement

LUXOR CAPITAL GROUP, LP
as Administrative Agent, Lead Arranger and Collateral Agent

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

Signature Page to

Amendment No. 1 to Credit Agreement

LUXOR CAPITAL, LLC, as Lender

By:	Luxor Capital Group, LP,
its Manager

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

Signature Page to

Amendment No. 1 to Credit Agreement

SCHEDULE 1

AMENDMENT NO. 1 TERM LOAN AMOUNT SCHEDULE
Lender	Amendment No. 1 Term Loan Amount
Luxor Capital, LLC	$42,080,000

Total	$42,080,000

EXHIBIT A

AMENDMENT NO. 1 ACQUISITION AGREEMENT

(SEE ATTACHED)

EXHIBIT B

AMENDED CREDIT AGREEMENT

(SEE ATTACHED)

~~EXECUTION VERSION~~EXHIBIT B

CONFORMED CREDIT AGREEMENT AS OF

AMENDMENT NO. 1 EFFECTIVE DATE

CREDIT AND GUARANTY AGREEMENT

dated as of November 15, 2018

as amended by that certain Amendment No. 1 to Credit and Guaranty Agreement dated as of January 17, 2019

among

WAITR INC.,

as Borrower

WAITR INTERMEDIATE HOLDINGS, LLC

as Holdings

CERTAIN SUBSIDIARIES OF WAITR INC.,

as Guarantors,

VARIOUS LENDERS,

and

LUXOR CAPITAL GROUP, LP

as Administrative Agent, Collateral Agent, and Lead Arranger

$~~25,000,000~~67,080,000 Senior Secured Credit Facilities

TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS AND INTERPRETATION	1
1.1.	DEFINITIONS	1
1.2.	ACCOUNTING TERMS	~~20~~22
1.3.	INTERPRETATION, ETC.	~~20~~23
1.4.	CERTIFICATIONS	~~21~~23

SECTION 2.	LOANS	~~21~~23
2.1.	TERM LOAN	~~21~~23
2.2.	PRO RATA SHARES	~~22~~24
2.3.	USE OF PROCEEDS	~~22~~24
2.4.	EVIDENCE OF DEBT; REGISTER; LENDERS’ BOOKS AND RECORDS; NOTES	~~22~~24
2.5.	INTEREST ON TERM LOAN	~~23~~25
2.6.	DEFAULT INTEREST	~~23~~26
2.7.	FEES	~~23~~26
2.8.	VOLUNTARY PREPAYMENTS	~~24~~26
2.9.	MANDATORY PREPAYMENTS/COMMITMENT REDUCTIONS	~~24~~27
2.10.	APPLICATION OF PREPAYMENTS/REDUCTIONS	~~26~~28
2.11.	GENERAL PROVISIONS REGARDING PAYMENTS	~~26~~29
2.12.	RATABLE SHARING	~~27~~30
2.13.	INCREASED COSTS; CAPITAL ADEQUACY	~~28~~30
2.14.	TAXES; WITHHOLDING, ETC.	~~29~~31
2.15.	OBLIGATION TO MITIGATE	~~31~~33
2.16.	REMOVAL OR REPLACEMENT OF A LENDER	~~31~~34

SECTION 3.	CONDITIONS PRECEDENT	~~32~~34
3.1.	CLOSING DATE	~~32~~34
3.2.	CONDITIONS SUBSEQUENT TO THE CLOSING DATE	~~35~~38

SECTION 4.	REPRESENTATIONS AND WARRANTIES	~~36~~38
4.1.	ORGANIZATION; REQUISITE POWER AND AUTHORITY; QUALIFICATION	~~36~~38
4.2.	CAPITAL STOCK AND OWNERSHIP	~~36~~38
4.3.	DUE AUTHORIZATION	~~36~~39
4.4.	NO CONFLICT	~~36~~39
4.5.	GOVERNMENTAL CONSENTS	~~36~~39
4.6.	BINDING OBLIGATION	~~37~~39
4.7.	HISTORICAL FINANCIAL STATEMENTS	~~37~~39
4.8.	PROJECTIONS	~~37~~40
4.9.	NO MATERIAL ADVERSE CHANGE	~~37~~40
4.10.	SECURITY INTEREST IN COLLATERAL	~~37~~40
4.11.	ADVERSE PROCEEDINGS, ETC.	~~37~~40
4.12.	PAYMENT OF TAXES	~~38~~41
4.13.	PROPERTIES	~~38~~41
4.14.	ENVIRONMENTAL MATTERS	~~38~~41
4.15.	NO DEFAULTS	~~39~~42
4.16.	MATERIAL CONTRACTS	~~39~~42

4.17.	GOVERNMENTAL REGULATION	~~39~~42
4.18.	MARGIN STOCK	~~39~~42
4.19.	EMPLOYEE MATTERS	~~39~~42
4.20.	EMPLOYEE BENEFIT PLANS	~~40~~42
4.21.	CERTAIN FEES	~~40~~43
4.22.	SOLVENCY	~~40~~43
4.23.	[RESERVED]	~~40~~43
4.24.	COMPLIANCE WITH STATUTES, ETC	~~40~~43
4.25.	DISCLOSURE	~~40~~43
4.26.	INTELLECTUAL PROPERTY	~~41~~44
4.27.	DEPOSIT ACCOUNTS AND OTHER ACCOUNTS	~~41~~44
4.28.	FOREIGN ASSETS CONTROL REGULATIONS; ANTI-MONEY LAUNDERING; ANTI-CORRUPTION PRACTICES	~~41~~44

SECTION 5.	AFFIRMATIVE COVENANTS	~~42~~45
5.1.	FINANCIAL STATEMENTS AND OTHER REPORTS	~~42~~45
5.2.	EXISTENCE	~~45~~48
5.3.	PAYMENT OF TAXES AND CLAIMS	~~45~~48
5.4.	MAINTENANCE OF PROPERTIES	~~45~~48
5.5.	INSURANCE	~~45~~48
5.6.	INSPECTIONS	~~46~~49
5.7.	LENDERS MEETINGS	~~46~~49
5.8.	COMPLIANCE WITH LAWS	~~46~~49
5.9.	ENVIRONMENTAL	~~46~~49
5.10.	SUBSIDIARIES	~~47~~50
5.11.	ADDITIONAL MATERIAL REAL ESTATE ASSETS	~~47~~50
5.12.	LANDLORD COLLATERAL ACCESS AGREEMENTS	~~48~~51
5.13.	FURTHER ASSURANCES	~~49~~52
5.14.	MISCELLANEOUS BUSINESS COVENANTS	~~49~~52
5.15.	POST-CLOSING MATTERS	~~49~~52

SECTION 6.	NEGATIVE COVENANTS	~~49~~52
6.1.	INDEBTEDNESS	~~49~~52
6.2.	LIENS	~~51~~54
6.3.	[RESERVED]	~~52~~55
6.4.	NO FURTHER NEGATIVE PLEDGES	~~52~~55
6.5.	RESTRICTED PAYMENTS	~~53~~56
6.6.	RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS	~~53~~56
6.7.	INVESTMENTS	~~54~~57
6.8.	OFAC; USA PATRIOT ACT; ANTI-CORRUPTION LAWS	~~54~~57
6.9.	FUNDAMENTAL CHANGES; DISPOSITION OF ASSETS; ACQUISITIONS	~~54~~58
6.10.	DISPOSAL OF SUBSIDIARY INTERESTS	~~56~~59
6.11.	SALES AND LEASE-BACKS	~~56~~59
6.12.	TRANSACTIONS WITH AFFILIATES	~~56~~59
6.13.	CONDUCT OF BUSINESS	~~57~~60
6.14.	PERMITTED ACTIVITIES OF HOLDINGS	~~57~~60
6.15.	[RESERVED]	~~57~~60
6.16.	AMENDMENTS OR WAIVERS WITH RESPECT TO SUBORDINATED INDEBTEDNESS	~~57~~60
6.17.	FISCAL YEAR	~~57~~61

6.18.	DEPOSIT ACCOUNTS AND OTHER ACCOUNTS	~~57~~61
6.19.	AMENDMENTS TO ORGANIZATIONAL AGREEMENTS AND MATERIAL CONTRACTS	~~58~~61
6.20.	PREPAYMENTS OF SUBORDINATED INDEBTEDNESS	~~58~~61
6.21.	MINIMUM LIQUIDITY COVENANT	~~58~~61

SECTION 7.	GUARANTY	~~58~~61
7.1.	GUARANTY OF THE OBLIGATIONS	~~58~~61
7.2.	CONTRIBUTION BY GUARANTORS	~~58~~61
7.3.	PAYMENT BY GUARANTORS	~~59~~62
7.4.	LIABILITY OF GUARANTORS ABSOLUTE	~~59~~62
7.5.	WAIVERS BY GUARANTORS	~~61~~64
7.6.	GUARANTORS’ RIGHTS OF SUBROGATION, CONTRIBUTION, ETC	~~61~~64
7.7.	SUBORDINATION OF OTHER OBLIGATIONS	~~62~~65
7.8.	CONTINUING GUARANTY	~~62~~65
7.9.	AUTHORITY OF GUARANTORS OR BORROWER	~~62~~65
7.10.	FINANCIAL CONDITION OF BORROWER	~~62~~65
7.11.	BANKRUPTCY, ETC.	~~62~~66
7.12.	DISCHARGE OF GUARANTY UPON SALE OF GUARANTOR	~~63~~66

SECTION 8.	EVENTS OF DEFAULT	~~63~~66
8.1.	EVENTS OF DEFAULT	~~63~~66

SECTION 9.	AGENTS	~~65~~69
9.1.	APPOINTMENT OF AGENTS	~~65~~69
9.2.	POWERS AND DUTIES	~~66~~69
9.3.	GENERAL IMMUNITY	~~66~~69
9.4.	AGENTS ENTITLED TO ACT AS LENDER	~~66~~70
9.5.	LENDERS’ REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENT	~~67~~70
9.6.	RIGHT TO INDEMNITY	~~67~~70
9.7.	SUCCESSOR ADMINISTRATIVE AGENT AND COLLATERAL AGENT	~~68~~71
9.8.	COLLATERAL DOCUMENTS AND GUARANTY	~~68~~72
9.9.	CERTAIN ERISA MATTERS	~~69~~72

SECTION 10.	MISCELLANEOUS	~~70~~73
10.1.	NOTICES	~~70~~73
10.2.	EXPENSES	~~70~~74
10.3.	INDEMNITY	~~71~~74
10.4.	SET OFF	~~71~~75
10.5.	AMENDMENTS AND WAIVERS	~~72~~75
10.6.	SUCCESSORS AND ASSIGNS; PARTICIPATIONS	~~73~~76
10.7.	INDEPENDENCE OF COVENANTS	~~76~~79
10.8.	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS	~~76~~79
10.9.	NO WAIVER; REMEDIES CUMULATIVE	~~76~~79
10.10.	MARSHALLING; PAYMENTS SET ASIDE	~~76~~79
10.11.	SEVERABILITY	~~76~~80
10.12.	OBLIGATIONS SEVERAL; ACTIONS IN CONCERT	~~77~~80
10.13.	HEADINGS	~~77~~80

10.14.	APPLICABLE LAW	~~77~~70
10.15.	CONSENT TO JURISDICTION	~~77~~80
10.16.	WAIVER OF JURY TRIAL	~~78~~81
10.17.	CONFIDENTIALITY	~~78~~81
10.18.	USURY SAVINGS CLAUSE	~~79~~82
10.19.	COUNTERPARTS	~~80~~83
10.20.	EFFECTIVENESS	~~80~~83
10.21.	PATRIOT ACT	~~80~~83
10.22.	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS	~~80~~83

APPENDICES:	A	Term Loan Commitments
	B	Notice Addresses

SCHEDULES:	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.11	Adverse Proceedings
	4.13	Real Estate Assets
	4.26	Intellectual Property
	4.27	Deposit Accounts and Other Accounts
	5.15	Certain Post Closing Matters
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.7	Certain Investments
	6.12	Certain Affiliate Transactions

EXHIBITS:	A B C D E-1 E-2 E-3 E-4 F G H I

Funding Notice

Note

Compliance Certificate

Assignment Agreement

U.S. Tax Compliance Certificate

U.S. Tax Compliance Certificate

U.S. Tax Compliance Certificate

U.S. Tax Compliance Certificate

Solvency Certificate

Joinder Agreement

Pledge and Security Agreement

Landlord Collateral Access Agreement

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of November 15, 2018, (as amended on January 17, 2019 by Amendment No.1 (as defined below)), is entered into by and among WAITR INC., a Delaware corporation (“Borrower”), WAITR INTERMEDIATE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”) and CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the LENDERS party hereto from time to time, and LUXOR CAPITAL GROUP, LP (“Luxor Capital”), as Administrative Agent (in such capacity, “Administrative Agent”), Collateral Agent (in such capacity, “Collateral Agent”) and Lead Arranger.

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, pursuant to the Credit and Guaranty Agreement dated as of November 15, 2018 (the “Original Credit Agreement”), Lenders extended the Closing Date Term Loan to Borrower on the Closing Date, in an aggregate principal amount of $25,000,000, the proceeds of which will were used (i) to fund a portion of the consideration and to pay fees and expenses in connection with the closing of the Merger and (ii) to finance the working capital needs and other general corporate purposes of the Borrower (including for Permitted Acquisitions);

WHEREAS, pursuant to Amendment No. 1, Lenders have agreed to ~~extend a~~amend the Original Credit Agreement as more fully set forth herein and in Amendment No. 1 and to extend the Amendment No. 1 Term Loan to Borrower, in an aggregate principal amount not to exceed $~~25,000,000~~42,080,000, the proceeds of which will be used (i) to fund a portion of the consideration and to pay fees and expenses in connection with the closing of the ~~Merger~~Amendment No. 1 Acquisition and Amendment No. 1 and (ii) to finance the working capital needs and other general corporate purposes of the Borrower (including for Permitted Acquisitions);

WHEREAS, Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Domestic Subsidiaries and 65% of all the Capital Stock of each of its Foreign Subsidiaries; and

WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries (including Borrower) and 65% of all the Capital Stock of each of their respective Foreign Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND INTERPRETATION

1.1. Definitions.¶ The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“Accounts” means all “accounts” (as defined in the UCC) of Borrower (or, if referring to another Person, of such Person), including, without limitation, accounts, accounts receivable, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles, or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened in writing against Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agent” means each of Administrative Agent and Collateral Agent.

“Aggregate Amounts Due” as defined in Section 2.12.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Credit and Guaranty Agreement, dated as of the date first set forth above, as it may be amended, supplemented or otherwise modified from time to time.

“Amendment No. 1” means that certain Amendment No. 1 to Credit and Guaranty Agreement dated as of the Amendment No. 1 Effective Date, by and among Borrower, Holdings the Lenders party thereto, and Luxor Capital, as Administrative Agent, Collateral Agent and Lead Arranger.

“Amendment No. 1 Acquisition” means the merger of Target (BiteSquad) with and into Wingtip Merger Sub, Inc., a Delaware corporation and a wholly-owned direct Subsidiary of Holdings, with Target (BiteSquad) as the surviving entity of such merger.

“Amendment No. 1 Acquisition Agreement” means that certain Agreement and Plan of Merger dated as of December 11, 2018, by and among Parent, Wingtip Merger Sub, Inc., a Delaware corporation, and Target (BiteSquad).

“Amendment No. 1 Effective Date” means January 17, 2019.

“Amendment No. 1 Equity Issuance” means the issuance by Parent of an additional 325,000 shares of Capital Stock of Parent to Lenders on the Amendment No. 1 Effective Date.

“Amendment No. 1 Existing Indebtedness” as defined in Amendment No. 1.

“Amendment No. 1 Historical Financial Statements” means as of the Amendment No. 1 Effective Date, (i) the audited financial statements of Target (BiteSquad) and its Subsidiaries, for the Fiscal Years ended December 31, 2016 and 2017, consisting of consolidated balance sheets, statements of operations, statements of members’ equity and statements of cash flows for such Fiscal Years, and (ii) for the interim period from January 1, 2018 to September 30, 2018, unaudited financial statements of Target (BiteSquad) and its Subsidiaries, consisting of consolidated balance sheets, statements of operations, statements of members’ equity and statements of cash flows for such interim period, in the case of clauses (i) and (ii), certified by the chief financial officer of Target (BiteSquad) that they fairly present, in all material respects, the financial condition of Target (BiteSquad) and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments.

“Amendment No. 1 Projections” as defined in Section 4.8(b).

“Amendment No. 1 Term Loan” means a term loan made by Lender to Borrower on the Amendment No. 1 Term Loan Funding Date pursuant to Section 2.1(a)(ii).

“Amendment No. 1 Term Loan Commitment” means the commitment of a Lender to make or otherwise fund the Amendment No. 1 Term Loan in a principal amount not to exceed the amount set forth opposite such Lender’s name on Appendix A. The aggregate amount of the Amendment No. 1 Term Loan Commitment as of the Amendment No. 1 Effective Date is $42,080,000.

“Amendment No. 1 Term Loan Funding Date” means the date on which the Amendment No. 1 Term Loan is made.

“Anti-Corruption Laws” as defined in Section 4.28(c).

“Asset Sale” means a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or other disposition to, or any exchange of property with, any Person (other than to or with a Credit Party which is not Holdings), in one transaction or a series of transactions, of all or any part of any Credit Party’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Credit Party, other than inventory (or other assets) sold, licensed or leased in the ordinary course of business. For purposes of clarification, “Asset Sale” shall include (x) the sale or other disposition for value of any contracts or (y) the early termination or modification of any contract resulting in the receipt by any Credit Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification).

“Asset Sale Reinvestment Amounts” has the meaning given to such term in Section 2.9(a).

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Beneficiary” means each Agent, Lender and Lender Counterparty.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” as defined in the preamble hereto.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (i) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (ii) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or deposit account; provided, however, that notwithstanding anything to the contrary contained herein, for purposes of calculating compliance with the requirements of Sections 3 and 6 hereof “Cash” shall exclude any amounts that would not be considered “cash” under GAAP.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Change of Control” means the earliest to occur of:

(a) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), including any group acting for the purpose of acquiring, holding or disposing of Securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor), other than one or more Permitted Holders, of Capital Stock representing more than the greater of (x) 35% of the total voting power of all of the outstanding voting stock of Parent and (y) the percentage of the total voting power of all the outstanding voting stock of Parent owned, directly or indirectly, by the Permitted Holders;

(b) Parent ceasing to beneficially own 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Holdings; or

(c) Holdings ceasing to beneficially own 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of Borrower.

“Change of Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change of Law, regardless of the date enacted, adopted or issued but solely to the extent the relevant increased costs or loss of yield would have been included if they had been imposed under applicable increased cost provisions and only to the extent the applicable Lender is requiring reimbursement therefor from similarly situated borrowers under comparable credit facilities (to the extent such Lender has the right to do so under its credit facilities with similarly situated borrowers).

“Closing Date” means November 15, 2018.

“Closing Date Existing Indebtedness” means Indebtedness and other obligations outstanding under (a) that certain Loan Agreement dated as of July 2, 2018 between Target and Stream Financial Services, LLC and the other Lenders (as defined therein) set forth on Schedule I thereto, as amended prior to the Closing Date, (b) the $1,500,000 convertible loan made to Parent by Fertitta Entertainment, Inc. and (c) the Waitr Convertible Notes (as defined in the Merger Agreement) to the extent the holders thereof elect to become Waitr Cashing Out Convertible Notes (as defined in the Merger Agreement).

“Closing Date Historical Financial Statements” means as of the Closing Date, (i) the audited financial statements of Target and its Subsidiaries, for the Fiscal Year ended December 31, 2017, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (ii) for the interim period from December 31, 2017 to June 30, 2018, unaudited financial statements of Target and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for such interim period, in the case of clauses (i) and (ii), certified by the chief financial officer of Target that they fairly present, in all material respects, the financial condition of Target and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments.

“Closing Date Projections” as defined in Section 4.8(a).

“Closing Date Term Loan” means a term loan made by Lender to Borrower on the Closing Date Term Loan Funding Date pursuant to Section 2.1(a)(i).

“Closing Date Term Loan Commitment” means the commitment of a Lender to make or otherwise fund the Closing Date Term Loan in a principal amount not to exceed the amount set forth opposite such Lender’s name on Appendix A. The aggregate amount of the Closing Date Term Loan Commitment as of the Closing Date was $25,000,000.

“Closing Date Term Loan Funding Date” means November 16, 2018.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent” as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, the Intellectual Property Security Agreements, the Mortgages, if any, the Landlord Collateral Access Agreements, if any, and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations, in each case, together with any and all supplements or amendments thereto.

“Commitment” means any Term Loan Commitment.

“Commitment Letter” means that certain letter agreement and the term sheet attached thereto, dated as of October 2, 2018, by and among Luxor Capital, Parent and Borrower.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Liquidity” means, for any date an amount determined for ~~Borrower~~Holdings and its Subsidiaries on a consolidated basis equal to the sum of (i) unrestricted Cash of ~~Borrower~~Holdings and its Subsidiaries on hand, plus (ii) unused availability under any revolving credit facilities of ~~Borrower~~Holdings and its Subsidiaries.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Control Agreement” means, with respect to any deposit account, securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance reasonably satisfactory to Collateral Agent, among Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried (if applicable, any holder of any other Lien, or any representative therefor) and the Credit Party maintaining such account or owning such entitlement or contract, effective to grant “control” (within the meaning of Articles 8 and 9 under the applicable UCC) over such account to Collateral Agent (and, if applicable, such holder or representative).

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Credit Document” means any of this Agreement, Amendment No. 1, the Notes, if any, the Collateral Documents and the Fee Letter, and any other document or instrument designated by Borrower and the Administrative Agent as a “Credit Document,” in each case, together with any and all supplements or amendments thereto.

“Credit Extension” means the making of a Term Loan.

“Credit Party” means the Borrower, Holdings and each Guarantor.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Holdings’ and its Subsidiaries’ operations and not for speculative purposes.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means any interest payable pursuant to Section 2.6.

“Division/Series Transaction” means, with respect to the Credit Parties and their Subsidiaries, that any such Person (a) divides into two or more Persons (whether or not the original Credit Party or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case as contemplated under the laws of any jurisdiction.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, and (c) any other Person (other than a natural Person) approved by Administrative Agent.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Environmental Claim” means any investigation, notice, notice of violation, claim, citation, complaint, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material, including the Release, cleanup, remediation, or abatement of, exposure to, or corrective or response action associated with any Hazardous Material; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all applicable foreign or domestic, federal or state (or any subdivision of either of them) laws, including the common law, statutes, ordinances, orders, rules, regulations, directives, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) the environment; (ii) the generation, use, storage, transportation, handling, Release, remediation, abatement, cleanup, or disposal of Hazardous Materials; or (iii) human safety and health, industrial hygiene, or the protection of natural resources.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any

Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

~~“Existing Indebtedness” means Indebtedness and other obligations outstanding under (a) that certain Loan Agreement dated as of July 2, 2018 between Target and Stream Financial Services, LLC and the other Lenders (as defined therein) set forth on Schedule I thereto, as amended prior to the Closing Date, (b) the $1,500,000 convertible loan made to Parent by Fertitta Entertainment, Inc. and (c) the Waitr Convertible Notes (as defined in the Merger Agreement) to the extent the holders thereof elect to become Waitr Cashing Out Convertible Notes (as defined in the Merger Agreement).~~

“Facility Termination Date” means the date on which the Term Loan and all other Obligations under the Credit Documents that Administrative Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable have been indefeasibly paid in Cash and satisfied in full (excluding contingent Obligations as to which no claim has been asserted).

“Fair Share Contribution Amount” as defined in Section 7.2.

“Fair Share” as defined in Section 7.2.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.

“FCPA” as defined in Section 4.28(c).

“Fee Letter” means the fee letter agreement dated November 15, 2018 between Borrower and Administrative Agent, as may be amended from time to time.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Holdings that such financial statements fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” as defined in Section 5.1(i).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Parent and its Subsidiaries ending on December 31 of each calendar year.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“~~Funding Date” means the date on which the Term Loan is made.~~

“Funding Guarantors” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, exemption, consent order or consent decree of or from any Governmental Authority.

“Grantor” as defined in the Pledge and Security Agreement.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means each of Holdings and each Domestic Subsidiary of Holdings (other than Borrower).

“Guarantor Subsidiary” means each Guarantor other than Holdings.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material, substance, or waste that (i) is defined, classified, or identified as hazardous or toxic or as a pollutant or contaminant under Environmental Law, including any petroleum or any fraction thereof, asbestos or asbestos containing material, polychlorinated biphenyls, lead-based paint, and radon; (ii) that is otherwise regulated by or for which standards of care exist or liability may be imposed under Environmental Law; or (iii) exposure to which is prohibited, limited, or regulated by any Governmental Authority.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means ~~as of~~, collectively, the Closing Date~~, (i) the audited financial statements of Target and its Subsidiaries, for the Fiscal Year ended December 31, 2017, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (ii) for the interim period from December 31, 2017 to June 30, 2018, unaudited financial statements of Target and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for such interim period, in the case of clauses (i) and (ii), certified by the chief financial officer of Target that they fairly present, in all material respects, the financial condition of Target and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments.~~ Historical Financial Statements and the Amendment No. 1 Historical Financial Statements.

“Holdings” as defined in the preamble hereto.

“Increased-Cost Lenders” as defined in Section 2.16.

“Indebtedness” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and trade payables not more than 90 days past due); (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for an obligation otherwise constituting Indebtedness of another Person through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement and Currency Agreement, whether entered into for hedging or speculative purposes.

“Intellectual Property” means all rights, title and interests in or relating to (a) intellectual property and industrial property arising under any requirement of law, including all Copyrights, Patents, Software, Trademarks, Internet Domain Names, Trade Secrets, (b) all IP Ancillary Rights relating thereto and (c) IP Licenses.

“Intellectual Property Security Agreement” means any agreement executed on or after the Closing Date confirming or effecting the grant by any Credit Party of any Lien on any United States registered Intellectual Property owned by such Credit Party to the Collateral Agent, for the benefit of the Secured Parties, in accordance with this Agreement, including any of the following: (a) a Trademark Security Agreement substantially in the form attached as an annex to the Pledge and Security Agreement, (b) a Patent Security Agreement substantially in the form attached as an annex to the Pledge and Security Agreement or (c) a Copyright Security Agreement substantially in the form attached as an annex to the Pledge and Security Agreement, in each case, together with any and all supplements or amendments thereto.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any requirement of Law in or relating to internet domain names.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, assessment, sampling, testing, abatement, cleanup, removal, remediation or other response action associated with any Hazardous Materials), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); or (ii) any Environmental Claim or liability or obligation that may be imposed upon, incurred by or asserted against any Indemnitee pursuant to Environmental Law, including those relating to or arising from, directly or indirectly, any past or present activity, practice, or operation of, or land ownership, lease, operation, or use by Holdings or any of its Subsidiaries.

“Indemnitee” as defined in Section 10.3.

“Indemnitee Agent Party” as defined in Section 9.6.

“Interest Payment Date” means (a) the last day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date, and (b) the final maturity date of the Term Loan.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (i) for the purpose of hedging the interest rate exposure associated with Holdings’ and its Subsidiaries’ operations, (ii) approved by Administrative Agent, and (iii) not for speculative purposes.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than a Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person (other than Holdings or any Guarantor Subsidiary), of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by Holdings or any of its Subsidiaries to any other Person (other than Holdings or any Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment.

“IP Ancillary Rights” means, with respect to any Intellectual Property (of the type described in clauses (a) and (c) of the definition of Intellectual Property), as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property of the type described in clause (a) of the definition of Intellectual Property.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit G delivered by a Credit Party pursuant to Section 5.10.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Landlord Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of Exhibit I with such amendments or modifications as may be approved by Collateral Agent.

“Laws” or “laws” means, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Lead Arranger” as defined in the preamble hereto.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Counterparty” means each Lender or any Affiliate of a Lender counterparty to an Interest Rate Agreement or Currency Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into an Interest Rate Agreement or Currency Agreement, ceases to be a Lender) including, without limitation, each such Affiliate that enters into a joinder agreement with Collateral Agent.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Limited Condition Acquisition” means any acquisition, including by way of merger, or Investment, in each case, by Holdings or one or more of its Subsidiaries permitted pursuant to this Agreement the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing.

“Luxor Capital” as defined in the preamble hereto.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, assets or financial condition of Parent and its Subsidiaries, taken as a whole; (ii) the ability of Parent and its Subsidiaries, taken as a whole, to timely perform their Obligations; (iii) the legality, validity, binding effect, or enforceability against a Credit Party of a Credit Document to which it is a party; or (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any Secured Party under any Credit Document.

“Material Contract” means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Real Estate Asset” means any fee owned Real Estate Asset having a fair market value in excess of $5,000,000 as of the date of the acquisition thereof.

“Merger” means the merger of Target with and into the Borrower with the Borrower as the surviving entity of such merger.

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of May 16, 2018, by and among Parent, Borrower and Target.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means any mortgage or deed of trust in which any Credit Party grants a Lien on any Material Real Estate Asset to Collateral Agent, as security for any Obligations, in form and substance satisfactory to the Collateral Agent, as it may be amended, supplemented or otherwise modified from time to time.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments received by Holdings or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale to the extent paid or payable to non-Affiliates, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period the sale occurs, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Term Loan) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Holdings or any of its Subsidiaries (a) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (b) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof (or other immaterial costs reasonably anticipated to be incurred following such adjustment), and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition to the extent paid or payable to non-Affiliates, including income taxes payable as a result of any gain recognized in connection therewith.

“Non-Consenting Lender” as defined in Section 2.16.

“Non-US Lender” as defined in Section 2.14(c).

“Note” means a promissory note in the form of Exhibit B, as it may be amended, supplemented or otherwise modified from time to time.

“Obligations” means all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them and Lender Counterparties, under any Credit Document or Interest Rate Agreement and Currency Agreement (including, without limitation, with respect to an Interest Rate Agreement or Currency Agreement, obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Interest Rate Agreement or Currency Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Interest Rate Agreements or Currency Agreements, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” as defined in Section 7.7.

“OFAC” as defined in Section 4.28(a).

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its bylaws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Parent” means Waitr Holdings Inc., a Delaware corporation.

“Parent Convertible Notes” means the issuance by Parent of convertible-to-common equity promissory notes in an aggregate principal amount of up to $60,000,000 pursuant to the Parent Convertible Notes Credit Agreement.

“Parent Convertible Notes Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, by and between Parent, the lenders party thereto, and Luxor Capital as administrative agent, lead arranger and lender.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirement of Law in or relating to letters patent and applications therefor.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Perfection Certificate” means a certificate in form satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party.

“Permitted Acquisition” means any acquisition by Holdings, Borrower or any of ~~its~~the Guarantor Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,

(i) immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom; provided, that in the case of a Limited Condition Acquisition, (A) no Event of Default shall exist at, or occur immediately after, the signing of the applicable definitive acquisition agreement for such Limited Condition Acquisition and (B) no Event of Default under Section 8.1(a), 8.1(f) or 8.1(g) shall exist before or after giving effect to the consummation of such Limited Condition Acquisition; and

(ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors’ qualifying shares required pursuant to applicable law) acquired or otherwise issued by such Person or any newly formed Guarantor Subsidiary ~~of Borrower~~ in connection with such acquisition shall be owned 100% by Holdings, Borrower or a Guarantor Subsidiary ~~thereof~~, and the Borrower shall comply with Sections 5.10 and/or 5.11, as applicable, with respect to such target within the applicable time periods set forth therein;

(iv) any Person or assets or division as acquired in accordance herewith (y) shall be in the same, substantially similar or related business or lines of business in which Borrower and/or ~~its~~the Guarantor Subsidiaries are engaged as of the Closing Date and (z) for the four quarter period most recently ended prior to the date of such acquisition for which financial statements are available, shall have generated earnings before income taxes, depreciation, and amortization during such period that shall exceed the amount of capital expenditures related to such Person or assets or division during such period;

(v) the acquisition shall have been approved by the board of directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired;

(vi) at least two (2) Business Days prior to the consummation thereof (or such shorter period as Administrative Agent may agree in its sole discretion), to the extent available, (x) a due diligence package (including a quality of earnings report, to the extent available) in each case, prior to closing of such acquisition, and (y) (I) notice of such acquisition setting forth in reasonable detail the terms and conditions of such acquisition and (II) pro forma financial statements of Parent and its Subsidiaries after giving effect to the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith;

(vii) after giving effect to such acquisition, Consolidated Liquidity shall be at least $15,000,000; and

(viii) as soon as available, executed counterparts of the respective material agreements, documents, consents and approvals pursuant to which such acquisition is to be consummated.

“Permitted Holder” means Luxor Capital, Jefferies Financial Group Inc. and Fertitta Entertainment Inc., and their respective Affiliates.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“PIK Portion” has the meaning set forth in Section 2.5(d).

“Pledge and Security Agreement” means the Pledge and Security Agreement to be executed by Borrower and each Guarantor substantially in the form of Exhibit H, as it may be amended, supplemented or otherwise modified from time to time.

“Prepayment Premium” as defined in Section 2.8(b).

“Principal Office” means, for the Administrative Agent, such Person’s “Principal Office” as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Borrower, Administrative Agent and each Lender; provided, however, that for the purpose of making any payment on the Obligations or any other amount due hereunder or any other Credit Document, the Principal Office of Administrative Agent shall be 1114 Avenue of the Americas, 28th Floor, New York, NY 10036 (or such other location within the City and State of New York as Administrative Agent may from time to time designate in writing to Borrower and each Lender).

“Projections” ~~as defined in Section 4.8~~means, collectively, the Closing Date Projections and the Amendment No. 1 Projections.

“Pro Rata Share” means with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender, by (b) the aggregate Term Loan Exposure of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Term Loan Exposure of all Lenders.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Real Property Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Register” as defined in Section 2.4(b).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, by and between Parent and the investors party thereto.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Agreements” means, collectively, (i) the Parent Convertible Notes, the Parent Convertible Notes Credit Agreement, the Registration Rights Agreement and the material documents, instruments and agreements entered into in connection with the Parent Convertible Notes, (ii) the Merger Agreement and the material documents, instruments and agreements entered into in connection with the Merger Agreement, ~~and~~ (iii) the definitive documentation in connection with the Warrants., (iv) the Amendment No. 1 Acquisition Agreement and the material documents, instruments and agreements entered into in connection with the Amendment No. 1 Acquisition Agreement and (v) the definitive documentation in connection with the Amendment No. 1 Equity Issuance.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water, sediment or groundwater.

“Replacement Lender” as defined in Section 2.16.

“Required Prepayment Date” as defined in Section 2.10(b).

“Required Lenders” means one or more Lenders having or holding Term Loan Exposure and representing more than 50% of the aggregate Term Loan Exposure of all Lenders.

“Restricted Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Parent, Holdings or Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Parent, Holdings or Borrower now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Parent, Holdings or Borrower now or hereafter outstanding; and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Sanctioned Country” as defined in Section 4.28(a).

“Sanctions” as defined in Section 4.28(a).

“SDN List” as defined in Section 4.28(a).

“Secured Parties” means each Agent, each Lender, each other Indemnitee and each other holder of any Obligation of a Credit Party.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Holdings substantially in the form of Exhibit F.

“Solvent” means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on (x) the Closing Date Term Loan Funding Date and reflected in the Closing Date Projections or (y) the Amendment No. 1 Term Loan Funding Date and reflected in the Amendment No. 1 Projections, as applicable, or with respect to any transaction contemplated or undertaken after the Closing Date Term Loan Funding Date or Amendment No. 1 Term Loan Funding Date, as applicable; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No.5).

“Subordinated Indebtedness” means the Parent Convertible Notes and any other Indebtedness, in each case, expressly subordinated to the Obligations as to right and time of payment and having such subordination and other terms as are, in each case, reasonably satisfactory to the Administrative Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Target” means, prior to the consummation of the Merger, Waitr Incorporated, a Louisiana corporation.

“Target (BiteSquad)” means, prior to the consummation of the Amendment No. 1 Acquisition, BiteSquad.com, LLC, a Minnesota limited lability company.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, “Tax on the overall net income” of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

“Term Loan” means ~~a Term Loan made by a Lender to Borrower pursuant to Section 2.1(a)~~, collectively, the (a) Closing Date Term Loan and (b) the Amendment No. 1 Term Loan.

“Term Loan Commitment” means ~~the commitment of a Lender to make or otherwise fund the Term Loan and “Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s~~, collectively, the Closing Date Term Loan Commitment ~~is set forth on Appendix A, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $25,000,000.~~and the Amendment No. 1 Term Loan Commitment.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loan of such Lender; provided, at any time prior to the making of ~~the~~any Term Loan, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Loan Commitment.

“Term Loan Maturity Date” means the earlier of (i) November 15, 2022, and (ii) the date that the Term Loan shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Terminated Lender” as defined in Section 2.16.

“Title Policy” as defined in Section 5.11(b).

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any requirement of Law in or relating to trade secrets.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“Transactions” means, collectively, (a) the execution and delivery by the Credit Parties of the Credit Documents to which they are a party and the borrowing of the Closing Date Term Loan hereunder ~~on the Closing Date~~, (b) the issuance of the Warrants, (c) the Merger and the other transactions contemplated by the Merger Agreement, (d) the repayment of the Closing Date Existing Indebtedness, (e) the issuance of the Parent Convertible Notes ~~and~~, (f) the payment of the applicable Transaction Costs. on the Closing Date, (g) the execution and delivery by the Credit Parties of Amendment No. 1 and other Credit Documents applicable thereto and the borrowing of the Amendment No. 1 Term Loan thereunder, (h) the Amendment No. 1 Equity Issuance, (i) the Amendment No. 1 Acquisition and the other transactions contemplated by the Amendment No. 1 Acquisition Agreement, (j) the repayment of the Amendment No. 1 Existing Indebtedness and (k) the payment of the applicable Transaction Costs on the Amendment No. 1 Effective Date. For the avoidance of doubt, the Transactions listed in clauses (a) through (f) occurred on the Closing Date and the other Transactions listed in clauses (g) through (k) shall occur on the Amendment No. 1 Effective Date.

“Transaction Costs” means the fees, costs and expenses payable or otherwise borne by Parent, Holdings, Borrower or any of ~~Borrower’s~~their Subsidiaries on or before (i) the Closing Date or within 90 days thereafter in connection with the Transactions (and the transactions contemplated thereby.) listed in clauses (a) through (f) in the definition thereof and (ii) Amendment No. 1 Effective Date or within 90 days thereafter in connection with the Transactions (and the transactions contemplated thereby) listed in clauses (g) through (k) in the definition thereof.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56.

“Waitr Material Adverse Effect” means any change, event, fact or condition, individually or in the aggregate, that has had or would reasonably be expected to have a material adverse effect upon (a) the business, results of operations, workforce, prospects, properties, assets, liabilities or condition (financial or otherwise) of Target, or (b) the ability of Target to consummate the transactions contemplated by the Merger Agreement or to perform its obligations thereunder; provided, however, that the following shall not be deemed either alone or in combination to constitute, and no adverse change, event, fact or condition directly resulting from any of the following shall be taken into account in determining whether any change, event, fact or condition has had or would reasonably be expected to have a Waitr Material Adverse Effect: (i) changes in general economic conditions, to the extent that they do not have a materially disproportionate effect on Target; (ii) changes generally affecting the specific industry in which Target operates, to the extent that they do not have a materially disproportionate effect on Target relative to other industry participants; and (iii) any act of terrorism, war, calamity or act of God, to the extent that such act does not have a materially disproportionate effect on Target.

“Waivable Mandatory Prepayment” as defined in Section 2.10(b).

“Warrants” means warrants issued by Parent to Luxor Capital Partners, LP, Luxor Capital Partners Offshore Master Fund, LP, Luxor Wavefront, LP and Lugard Road Capital Master Fund, LP to purchase up to an aggregate of $5,000,000 of common stock of Parent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2. Accounting Terms.¶ Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Sections 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. For the avoidance of doubt, (i) notwithstanding any change in GAAP after the Closing Date that would require lease obligations that would be treated as operating leases as of the Closing Date to be classified and accounted for as Capital Leases or otherwise reflected on Parent’s consolidated balance sheet, such obligations shall continue to be excluded from the definition of Indebtedness and (ii) any lease that was entered into after the ~~date of this Agreement~~ Closing Date that would have been considered an operating lease under GAAP in effect as of the Closing Date shall be treated as an operating lease for all purposes under this Agreement and the other Credit Documents, and obligations in respect thereof shall be excluded from the definition of Indebtedness.

1.3. Interpretation, etc.¶ Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. Any capitalized terms used in any Schedules attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement (or, in the absence of any ascribed meaning, the meaning customarily ascribed to any such term in the applicable industry or in general commercial usage). The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

1.4. Certifications.¶ Any certificate or other writing required hereunder or under any other Credit Document to be certified by any officer or other authorized representative of any Person shall be deemed to be executed and delivered by the individual holding such office solely in such individual’s capacity as an officer or other authorized representative of such Person and not in such officer’s or other authorized representative’s individual capacity.

SECTION 2. LOANS

2.1. Term Loan.¶

(a) Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make,

(i) on the Closing Date Term Loan Funding Date, a portion of the Closing Date Term Loan to Borrower in an amount equal to such Lender’s Closing Date Term Loan Commitment.; and

(ii) on the Amendment No. 1 Term Loan Funding Date, a portion of the Amendment No. 1 Term Loan to Borrower in an amount equal to such Lender’s Amendment No. 1 Term Loan Commitment.

Borrower may make only one borrowing under the Closing Date Term Loan Commitment and Amendment No. 1 Term Loan Commitment, respectively, which borrowing (i) shall be made on the Closing Date or Amendment No. 1 Effective Date, as applicable, and (ii) shall be funded on the Closing Date Term Loan Funding Date or Amendment No. 1 Term Loan Funding Date, as applicable. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.8 and 2.9, all amounts owed hereunder with respect to the Term Loan shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Closing Date Term Loan Commitment and/or Amendment No. 1 Term Loan Commitment, as applicable, shall terminate immediately and without further action on the Closing Date Term Loan Funding Date or Amendment No. 1 Term Loan Funding Date, as applicable, after giving effect to the funding of such Lender’s Closing Date Term Loan Commitment and/or Amendment No. 1 Term Loan Commitment on such date applicable thereto.

(b) Borrowing Mechanics for Term Loan.

(i) Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than one Business Day prior to the Closing Date or Amendment No. 1 Effective Date, as

applicable. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

(ii) Each Lender shall make its share of the Closing Date Term Loan or Amendment No. 1 Term Loan, as applicable, available to Administrative Agent not later than 12:00 p.m. (New York City time) on the Closing Date Term Loan Funding Date or Amendment No. 1 Term Loan Funding Date, as applicable, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Upon satisfaction or waiver of the conditions precedent (i) specified herein, with respect to the Closing Date Term Loan and (ii) specified in Amendment No. 1, with respect to the Amendment No. 1 Term Loan, as applicable, Administrative Agent shall make the proceeds of the Closing Date Term Loan or Amendment No. 1 Term Loan, as applicable, available to Borrower on the Closing Date Term Loan Funding Date or Amendment No. 1 Term Loan Funding Date, as applicable, by causing an amount of same day funds in Dollars equal to the proceeds of the Closing Date Term Loan or Amendment No. 1 Term Loan, as applicable, to be credited to the account of Borrower at Administrative Agent’s Principal Office or to such other account as may be designated in writing to Administrative Agent by Borrower.

(c) Promise to Pay. Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Term Loan of such Lender made to such Borrower due and payable on the Term Loan Maturity Date.

2.2. Pro Rata Shares.¶ The Term Loan shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that (i) the failure of any Lender to fund any such Term Loan shall not relieve any other Lender of its obligation hereunder and (ii) no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make its share of the Term Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make its share of the Term Loan requested hereunder or purchase a participation required hereby.

2.3. Use of Proceeds.¶ ~~The~~Borrower shall use (a) the proceeds of ~~the Term Loan made on~~ the Closing Date ~~shall be used by Borrower~~Term Loan (i) to fund a portion of the consideration and to pay fees and expenses in connection with the closing of the Merger and (ii) to finance the working capital needs and other general corporate purposes of the Borrower (including for Permitted Acquisitions) and (b) the proceeds of the Amendment No. 1 Term Loan to (i) to fund a portion of the consideration and to pay fees and expenses in connection with the closing of the Amendment No. 1 Acquisition and Amendment No. 1 and (ii) to finance the working capital needs and other general corporate purposes of Borrower (including Permitted Acquisitions). No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

2.4. Evidence of Debt; Register; Lenders’ Books and Records; Notes.¶

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Term Loan made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of the Term Loan; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of each Lender and each Lender’s share of the Term Loan from time to time (the “Register”). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Term Loan, and each repayment or prepayment in respect of the principal amount of the Term Loan, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of the Term Loan. Borrower hereby designates the entity serving as Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Borrower hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note to evidence such Lender’s share of the Term Loan.

2.5. Interest on Term Loan.¶

(a) Except as otherwise set forth herein,

(i) the Closing Date Term Loan shall bear interest on the unpaid principal amount thereof (x) from the date made to (but not including) the Amendment No. 1 Effective Date at the rate of 7.0% per annum and, thereafter, (y) from (and including) the Amendment No. 1 Effective Date through repayment (whether by acceleration or otherwise) thereof at the rate of ~~7.0~~7.125% per annum.; and

(ii) the Amendment No. 1 Term Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof at the rate of 7.125% per annum.

(b) Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 360 day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on the Term Loan, the date of the making of such Term Loan shall be included and the date of payment of such Term Loan shall be excluded; provided, if the Closing Date Term Loan or Amendment No. 1 Term Loan, as applicable, is repaid on the same day on which it is made, one day’s interest shall be paid on ~~that~~the Closing Date Term Loan or Amendment No. 1 Term Loan, as applicable.

(c) Except as otherwise set forth herein, interest on the Term Loan shall be payable in arrears, and, other than as elected pursuant to Section 2.5(d) below, in Cash on and to (i) each Interest Payment Date applicable to the Term Loan; (ii) upon any prepayment of the Term Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

(d) For each Interest Payment Date (other than an Interest Payment Date due to final maturity of the Term Loan), the Borrower may elect, by written notice delivered to the Administrative Agent at least five (5) Business Days prior to any such Interest Payment Date, to pay the interest due on the Term Loan on such Interest Payment Date as follows: (i) all or a portion of the interest accrued from the immediately preceding Interest Payment Date (or, if no interest has been paid, the Closing Date) at the interest rate set forth in Section 2.5(a) above and, to the extent applicable, including any additional interest pursuant to the Default Rate set forth in Section 2.6, per annum for such period in kind (the “PIK Portion”) which shall be added to the outstanding principal amount of the Term Loan (and thereafter bear interest at the interest rate set forth in Section 2.5(a) above and, if applicable, the Default Rate and otherwise be treated as Term Loan for purposes of this Agreement) and (ii) the remaining portion of interest accrued, if any, from the immediately preceding Interest Payment Date on which interest was paid (or, if no interest has been paid, the Closing Date) in Cash. Any such written notice from the Borrower shall be accompanied by a certificate of a responsible officer of the Borrower specifying (1) the percentage of interest that will constitute the PIK Portion, (2) the dollar amount of the PIK Portion that will be added to the outstanding principal amount of the Term Loan on such Interest Payment Date and (3) the dollar amount of interest that will be paid in Cash on the Term Loan on such Interest Payment Date; provided, that if no such notice is provided, 100% of such interest shall be paid in Cash.

2.6. Default Interest.¶ Upon the occurrence and during the continuance of an Event of Default, the principal amount of the Term Loan outstanding and, to the extent permitted by applicable law, any interest payments on the Term Loan or any fees or other amounts owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the Term Loan. Payment or acceptance of the increased rates of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.7. Fees.¶ Borrower agrees to pay to Administrative Agent the fees in the amounts and at the times separately agreed in the Fee Letter.

2.8. Voluntary Prepayments.¶

(a) Voluntary Prepayments.

(i) At any time and from time to time, Borrower may prepay the Term Loan on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii) All such prepayments shall be made upon not less than one Business Day’s prior written or telephonic notice given to Administrative Agent by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice by telefacsimile or telephone to each Lender); provided, that any such notice may be conditioned on the occurrence of one or more other transactions or events. Upon the giving of any such notice, the principal amount of the Term Loan specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.10(a).

(b) Call Protection. Upon the occurrence, in each case, on or prior to the date that is twelve months after the Closing Date, of (i) any voluntary prepayments pursuant to Section 2.8(a) or mandatory prepayments pursuant to Section 2.9 (in each case, whether before or after an Event of Default), (ii) any payment, repayment or redemption of the Obligations following acceleration thereof (whether before or after the commencement of any bankruptcy event or following the occurrence of any Event of Default), or (iii) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Obligations in any bankruptcy, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any insolvency proceeding in full or partial satisfaction of the Obligations, a premium (the “Prepayment Premium”) equal to 5.0% of the aggregate principal amount of the Term Loan prepaid (including any PIK Portion added to the outstanding principal amount of the Term Loan from time to time) shall be payable to the Administrative Agent, for the benefit of all Lenders entitled to a portion of such prepayment premium, calculated when such amount is payable (in the case of a mandatory prepayment) or paid (in the case of a voluntary prepayment).

2.9. Mandatory Prepayments/Commitment Reductions.¶

(a) Asset Sales. No later than the third Business Day following the date of receipt by any Credit Party of any Net Asset Sale Proceeds in excess of $~~1,000,000~~2,000,000 in the aggregate in any Fiscal Year, Borrower shall prepay the Term Loan in an aggregate amount equal to such Net Asset Sale Proceeds; provided, so long as no Event of Default shall have occurred and be continuing, upon delivery of a written notice to Administrative Agent, Borrower shall have the option, directly or through one or more of Holdings’ Subsidiaries, to invest Net Asset Sale Proceeds (the “Asset Sale Reinvestment Amounts”) in long-term productive assets of the general type used in the business of Borrower if such assets are purchased or constructed (i) within two hundred seventy (270) days following receipt of such Net Asset Sale Proceeds or, (ii) if the Borrower or one or more of ~~its~~Holdings’ Subsidiaries has entered into a binding contract to reinvest the Net Asset Sale Proceeds within such 270 day period, within 360 days following receipt of such Net Asset Sale Proceeds. In the event that the Asset Sale Reinvestment Amounts are not reinvested by Borrower in accordance with clauses (i) and (ii) above, Administrative Agent shall apply such Asset Sale Reinvestment Amounts to the Obligations as set forth in Section 2.10(a).

(b) Insurance/Condemnation Proceeds. No later than the third Business Day following the date of receipt (after the Closing Date) by Holdings or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds, Borrower shall prepay the Term Loan in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, (i) so long as no Event of Default shall have occurred and be continuing, and (ii) to the extent that aggregate Net Insurance/Condemnation Proceeds in any Fiscal Year do not exceed $~~1,000,000~~2,000,000, Borrower shall have the option, directly or through one or more of ~~its~~Holdings’ Subsidiaries to invest such Net Insurance/Condemnation Proceeds within two hundred seventy (270) days of receipt thereof (or, if the Borrower or one or more of ~~its~~Holdings’ Subsidiaries has entered into a binding contract to reinvest the Net Insurance/Condemnation Proceeds within such 270 day period, 360 days following receipt thereof) in long term productive assets of the general type used in the business of Holdings and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof.

(c) Issuance of Equity Securities. No later than the third Business Day following receipt by Holdings of any Cash proceeds in excess of $~~1,000,000~~2,000,000 in any Fiscal Year from a capital contribution to, or the issuance of any Capital Stock of, Holdings or any of its Subsidiaries (other than Capital Stock issued (i) pursuant to any employee stock or stock option compensation plan, (ii) stock issued in connection with the Merger or the Amendment No. 1 Acquisition, (iii) to fund a Permitted Acquisition or other permitted Investment or make Capital Expenditures or (iv) for purposes approved in writing by Administrative Agent), Borrower shall prepay the Term Loan in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(d) Issuance of Debt. No later than the third Business Day following receipt by Holdings or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Holdings or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1), Borrower shall prepay the Term Loan in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(e) Parent Convertible Notes and Warrants Registration. In the event that either (i) the registration statement for the resale of the shares of common stock underlying the (x) Warrants and the Parent Convertible Notes or (y) the Amendment No. 1 Equity Issuance has not been filed within 30 days after the Closing Date or Amendment No. 1 Effective Date, respectively, or (ii) any such registration statement is not effective within 180 days after the Closing Date or Amendment No. 1 Effective Date, respectively, the then outstanding principal amount of the Term Loan will become repayable in full and such repayment shall be made by Borrower within nine months after the first occurrence of either such event.

(f) Termination of Parent Convertible Notes. In the event that the definitive agreements documenting the issuance of the Parent Convertible Notes are terminated for any reason, the then outstanding principal amount of the Term Loan will immediately become repayable in full.

(g) Prepayment Certificate. Concurrently with any prepayment of the Term Loan, Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds and compensation owing to Lenders under Section 2.8(b), if any, as the case may be. In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Term Loan in an amount equal to such excess, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

2.10. Application of Prepayments/Reductions.¶

(a) Any voluntary prepayments of the Term Loan pursuant to Section 2.8 and any mandatory prepayment of the Term Loan pursuant to Section 2.9 shall be applied as follows:

first, to the payment of all fees, and all expenses specified in Section 10.2, to the full extent thereof;

second, to the payment of any accrued interest at the Default Rate, if any;

third, to the payment of any accrued interest (other than Default Rate interest);

fourth, to the payment of the Prepayment Premium, if any, on the Term Loan;

fifth, except in connection with any Waivable Mandatory Prepayment in Section 2.10(b), to prepay the Term Loan.

(b) Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loan, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which Borrower is required to make such Waivable Mandatory Prepayment, Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to Borrower and Administrative Agent of its election to do so on or before the first Business Day prior to the

Required Prepayment Date (it being understood that any Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Borrower shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loan of such Lenders (which prepayment shall be applied to the principal of the Term Loan in accordance with Section 2.10(a)), and (ii) to the extent of any excess, to Borrower for working capital and general corporate purposes.

2.11. General Provisions Regarding Payments.¶

(a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, not later than 2:00 p.m. (New York City time) on the date due via wire transfer of immediately available funds to account number 849108725 maintained by Administrative Agent with JPMorgan Chase Bank, N.A. (ABA No. 021000021) in New York City (or at such other location or bank account within the City and State of New York as may be designated by Administrative Agent from time to time); funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next Business Day.

(b) All payments in respect of the principal amount of the Term Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid.

(c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

(d) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(e) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a), but only to the extent that such non- conforming payment is not received by the Administrative Agent on the next Business Day following the date when due. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.6 from the date such amount was due and payable until the date such amount is paid in full.

(f) If an Event of Default shall have occurred and not otherwise been waived, and the Obligations have become due and payable in full hereunder, whether by acceleration, maturity or otherwise, all payments or proceeds received by any Agent hereunder or under any Collateral Document in respect of any of the Obligations (including, but not limited to, Obligations arising under any Interest Rate Agreement or Currency Agreement that are owing to any Lender or Lender Counterparty), including, but not limited to all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to each Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by any Agent in connection therewith, and all amounts for which any Agent is entitled to indemnification hereunder or under any Collateral Document (in its capacity as an Agent and not as a Lender) and all advances made by any Agent under any Collateral Document for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by any Agent in connection with the exercise of any right or remedy hereunder or under any Collateral Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.12. Ratable Sharing.¶ Lenders hereby agree among themselves that, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of the Term Loan made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

2.13. Increased Costs; Capital Adequacy.¶

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.14 (which shall be controlling with respect to the matters covered thereby), in the event that any Change of Law shall impose on any Lender: (i) any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to any Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining the Term Loan hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto in an amount deemed by such Lender to be material; then, in any such case, Borrower shall promptly pay to such Lender, within five (5) Business Days following receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as each Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Lenders) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to any such Lender under this Section 2.13(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy Adjustment. In the event that any Lender shall have determined (which determination shall, absent manifest effort, be final and conclusive and binding upon all parties hereto) that any Change of Law has imposed on any Lender relating to (A) the adoption, effectiveness, phase in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (B) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case after the Closing Date, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s share of the Term Loan, or participations therein or other obligations hereunder with respect to the Term Loan to a level below that which such Lender or such controlling company could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company on an after tax basis for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.13(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. The Administrative Agent shall deliver to Borrower (with a copy to Lenders) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to any such Lender under this Section 2.13(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, however, that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any increased costs or reductions incurred more than 180 days prior to the date such Lender notifies the Borrower of the Change of Law giving rise to such increased costs or reductions and of Lender’s intention to claim compensation therefor; provided, further, that if the Change of Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

2.14. Taxes; Withholding, etc.¶

(a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

(b) Withholding of Taxes. If any Credit Party or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender under any of the Credit Documents: (i) Borrower shall notify Administrative Agent in writing of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (ii) Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including such deductions and withholdings applicable to additional sums payable under this provision), Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty days after the due date of payment of any Tax which it is required by clause (ii) above to pay, Borrower shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above (A) with respect to Taxes imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (B) except to the extent that any Change of Law after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (other than pursuant to an assignment request by the Borrower under Section 2.16) (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, in respect of payments to such Lender and (C) with respect to Taxes imposed under FATCA.

(c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent for transmission to Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Borrower or Administrative Agent (each in the reasonable exercise of its discretion):

(i) in the case of a Non-US Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” Article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” Article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Non-US Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W 8BEN or W-8BEN-E, as applicable; or

(iv) to the extent a Non-US Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-US Lender is a partnership and one or more direct or indirect partners of such Non-US Lender are claiming the portfolio interest exemption, such Non-US Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner.

(d) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to Section 2.14(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Borrower two new original copies of such forms, certificates or other evidence reasonably requested by Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Borrower shall not be required to pay any additional amount to any Non-US Lender under Section 2.14(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in this Section 2.14(d), or (2) to notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of Section 2.14(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this Section 2.14(d) shall relieve Borrower of its obligation to pay any additional amounts pursuant this Section 2.14 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

2.15. Obligation to Mitigate.¶ Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Term Loan, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would entitle such Lender to receive payments under Section 2.13 or 2.14, it will, to the extent not inconsistent with any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.13 or 2.14 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of the Term Loan through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect the Term Loan or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.15 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.15 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.16. Removal or Replacement of a Lender.¶ Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrower that such Lender is entitled to receive payments under Section 2.13, 2.14 or 2.15, (ii) the circumstances which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal; or (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Administrative Agent shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the “Terminated Lender”), Administrative Agent may (which, in the case of an Increased-Cost Lender, only after receiving written request from Borrower to remove such Increased-Cost Lender), by giving written notice to Borrower and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Term Loan in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Term Loan of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.13 or 2.14; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. In the event that the Terminated Lender fails to execute an Assignment Agreement pursuant to Section 10.6 within five Business Days after receipt by the Terminated Lender of notice of replacement pursuant to this Section 2.16 and presentation to such Terminated Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 2.16, the Terminated Lender shall be deemed to have executed and delivered such Assignment Agreement, and upon the execution and delivery of Assignment Agreement by the Replacement Lender and Administrative Agent, shall be effective for purposes of this Section 2.16 and Section 10.6. Upon the prepayment of all amounts owing to any Terminated Lender such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3. CONDITIONS PRECEDENT

3.1. Closing Date.¶ The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a) Credit Documents. Administrative Agent shall have received sufficient copies of each Credit Document duly executed and delivered by each applicable Credit Party for each Lender.

(b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) a certificate of each Credit Party, dated the Closing Date and executed by a secretary, assistant secretary or other senior officer (as the case may be) thereof, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its shareholders, board of directors, board of managers, members or other governing body authorizing the execution, delivery and performance of the Credit Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, (B) identify by name and title and bear the signatures of the officers, managers, directors or authorized signatories of such Credit Party authorized to sign the Credit Documents to which it is a party on the Closing Date and (C) certify (x) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of such Credit Party certified as of a recent date by the relevant authority of the jurisdiction of organization of such Credit Party and a true and correct copy of its by-laws or operating, management, partnership or similar agreement and (y) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) and (ii) a good standing (or equivalent) certificate as of a recent date for such Credit Party from its jurisdiction of organization.

(c) Transactions.

(i) Merger. Prior to or simultaneously with the initial incurrence of the Closing Date Term Loan, (A) all conditions to closing set forth in the Merger Agreement shall have been satisfied (including, without limitation, the final vote of the shareholders of Parent and any approvals required by Nasdaq) and (B) the Merger shall be consummated in accordance with the terms of the Merger Agreement, but without giving effect to any amendment, waiver or consent by Parent, Holdings or the Borrower that is materially adverse to the interests of the Lenders without the consent of the Lenders (which consent shall not be unreasonably withheld, conditioned or delayed); provided that Luxor Capital’s consent will be required for any amendment, modification or waiver that would involve: (1) any negative impact on creditworthiness; (2) any impact on capital structure (including issuance of equity and equity-based incentives), except for issuances by Target of up to 150,000 shares of Target common equity or equity based incentives in connection with new hires; (3) incurrence of any new Indebtedness or other liabilities outside the ordinary course of business for Target; (4) any related-party transactions (covering new agreements or modifications to existing agreements) by Parent or Target; (5) any changes to senior management of Parent or Target; and (6) any waiver involving compliance with Law, and (C) there shall be no breach, default or grounds for default under the Merger Agreement.

(ii) Issuance of Warrants. Prior to or simultaneously with the initial incurrence of the Closing Date Term Loan, the Warrants shall have been issued.

(iii) Parent Convertible Notes. Prior to or simultaneously with the initial incurrence of the Closing Date Term Loan, the issuance of the Parent Convertible Notes shall be consummated.

(iv) Exchange of Private Placement Warrants. Prior to or simultaneously with the initial incurrence of the Closing Date Term Loan, the 14,000,000 private placement warrants held by Fertitta Entertainment, Inc. and Jefferies Financial Group Inc. shall be exchanged for 1,600,000 shares of Parent’s common stock.

(v) Satisfaction of Parent’s Convertible Loan. Prior to or simultaneously with the initial incurrence of the Closing Date Term Loan, Fertitta Entertainment, Inc. shall have received

(i) $1,250,000 in Cash and (ii) 75,000 shares of Parent’s common stock, in full satisfaction of Fertitta Entertainment, Inc.’s prior $1,500,000 loan to Parent.

(d) Existing Indebtedness. On the Closing Date, Parent and its Subsidiaries and Target shall have (i) repaid in full all Closing Date Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder and (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Closing Date Existing Indebtedness or other obligations of Parent and its Subsidiaries or Target thereunder being repaid on the Closing Date.

(e) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Transactions occurring on the Closing Date and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened in writing to any Credit Party by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions occurring on the Closing Date or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(f) Perfection Certificate. A completed Perfection Certificate dated the Closing Date and executed by an Authorized Officer of each Credit Party, together with all attachments contemplated thereby, together with the delivery of (A) the results of a recent lien search, by a Person satisfactory to Collateral Agent, of, including but not limited to, all effective UCC financing statements (or equivalent filings) made with respect to any personal or mixed property of any Credit Party in the jurisdictions specified in the Perfection Certificate, together with copies of all such filings disclosed by such search, and (B) UCC termination statements (or similar documents) duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements (or equivalent filings) disclosed in such search (other than any such financing statements in respect of Permitted Liens).

(g) Pledged Stock; Stock Powers; Pledged Debt Instruments. The Collateral Agent (or its bailee) shall have received (i) the certificates representing the Capital Stock required to be pledged pursuant to the Pledge and Security Agreement, together with an undated stock or similar power for each such certificate executed in blank by a duly Authorized Officer of the pledgor thereof and (ii) any Pledged Debt Instruments (as defined in the Pledge and Security Agreement) required to be pledged pursuant to the Pledge and Security Agreement, endorsed in blank (or accompanied by a transfer form endorsed in blank) by the pledger thereof.

(h) Filings Registrations and Recordings. Each document (including any UCC (or similar) financing statement or Intellectual Property Security Agreement filing with the Applicable IP Office (as defined in the Pledge and Security Agreement)) required by any Collateral Document or under law to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been received by the Collateral Agent and be in proper form for filing, registration or recordation.

(i) No Issuances of Additional Capital Stock. Since August 23, 2018, except as contemplated by the Related Agreements, Parent shall not have issued any additional shares of Capital Stock (including any warrants, options or other instruments convertible into shares of Capital Stock), including previously outstanding shares of common stock that have been redeemed other than pursuant to Sections 3.1(c)(iv)

and 3.1(c)(v); provided that Parent may issue (or re-issue) shares of Capital Stock solely to the extent required in order to fund the Minimum Cash Consideration Amount (as defined in the Merger Agreement).

(j) Evidence of Insurance. Collateral Agent shall have received a certificate from Borrower’s insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, naming the Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5.

(k) Opinions of Counsel to Credit Parties. Lenders and their respective counsel shall have received originally executed copies of a customary opinion of Winston & Strawn LLP, counsel for Credit Parties, dated as of the Closing Date in form and substance satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

(l) Fees. Prior to or substantially concurrently with the funding of the Closing Date Term Loan hereunder, the Administrative Agent shall have received (i) payment of all fees required to be paid by the Borrower on the Closing Date pursuant to the Commitment Letter or Fee Letter and (ii) reimbursement for all costs and expenses required to be paid to Luxor Capital and/or its Affiliates by the Borrower pursuant to the Commitment Letter, in each case, for which invoices have been presented at least two Business Days prior to the Closing Date (including the reasonable and documented out-of-pocket costs and expenses of Luxor Capital’s and its Affiliates’ due diligence investigation and any fees and expenses of legal counsel), which amounts may be offset against the proceeds of the Closing Date Term Loan.

(m) Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Solvency Certificate from the chief financial officer (or other financial officer with reasonably equivalent responsibilities) of the Borrower certifying as to the matters set forth therein dated as of the Closing Date.

(n) Minimum Liquidity. The Borrower shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that on the Closing Date, including the payment of all Transaction Costs required to be paid in Cash, Parent shall have at least $75,000,000 of Cash.

(o) No Waitr Material Adverse Effect. Since December 31, 2017, no Waitr Material Adverse Effect has occurred.

(p) Officer’s Certificate. The Administrative Agent shall have received a certificate signed by an Authorized Officer of the Borrower certifying as of the Closing Date to the matters set forth in Sections 3.1(n), (o), (s) and (t).

(q) USA Patriot Act. No later than two Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested by the Lender at least 10 days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(r) Funding Notice. Administrative Agent shall have received at least one Business Date prior to the Closing Date a fully executed and delivered Funding Notice.

(s) Representations and Warranties. Other than the representation and warranty contained in Section 4.9, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of the Closing Date (except for those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects) on and as of the Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except for those representations and warranties that are conditioned by materiality, which shall have been true and correct in all respects) on and as of such earlier date.

(t) No Default or Event of Default. As of the Closing Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.

Each Lender, by delivering its signature page to this Agreement on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Closing Date.

Notwithstanding anything herein to the contrary, Requested, Inc., a Delaware corporation, shall not be required to (i) become a Guarantor hereunder, (ii) become a Grantor under the Pledge and Security Agreement or (iii) have its’ Capital Stock pledged as Collateral pursuant to the Pledge and Security Agreement, in each case, prior to the time period (and subject to the terms) set forth in Schedule 5.15.

3.2. Conditions Subsequent to the Closing Date.¶ Borrower shall fulfill, on or before the date applicable thereto (which date can be extended in writing by the Administrative Agent in its sole discretion), each of the conditions subsequent specified in Section 5.15.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce Agents and Lenders to enter into this Agreement and to make the Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent and Lender~~, on the Closing Date,~~ that the following statements are true and correct:

4.1. Organization; Requisite Power and Authority; Qualification.¶ Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2. Capital Stock and Ownership.¶ The Capital Stock of each of Parent and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the ~~date hereof~~Amendment No. 1 Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which Parent or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Parent or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Parent or any of its Subsidiaries of any additional membership interests or other Capital Stock of Parent or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of Parent or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Parent and each of its Subsidiaries in their respective Subsidiaries as of the ~~Closing~~Amendment No. 1 Effective Date both before and after giving effect to the Transactions to occur on the Amendment No. 1 Effective Date.

4.3. Due Authorization.¶ The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

4.4. No Conflict.¶ The execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of (i) any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, (ii) any of the Organizational Documents of Holdings or any of its Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date or Amendment No. 1 Effective Date, as applicable, and disclosed in writing to Lenders except, with respect to any conflict, breach, violation, contravention, approval or consent referred to in clauses (a)(i), (a)(iii), (b), (c), or (d), to the extent that such conflict, breach, violation, contravention or failure to obtain such approval or consent, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.5. Governmental Consents.¶ The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date or Amendment No. 1 Effective Date, as applicable.

4.6. Binding Obligation.¶ Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7. Historical Financial Statements.¶

(a) Closing Date. The Closing Date Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Target nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Closing Date Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets or financial condition of Target and any of its Subsidiaries taken as a whole.

(b) Amendment No. 1 Effective Date. The Amendment No. 1 Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Amendment No. 1 Effective Date, neither Target (BiteSquad) nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Amendment No. 1 Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets or financial condition of Target (BiteSquad) and any of its Subsidiaries taken as a whole.

4.8. Projections.¶

(a) Closing Date. On and as of the Closing Date, the Closing Date Projections of Parent and its Subsidiaries for the period of Fiscal Year 2019 through and including Fiscal Year 2023, including monthly projections for each month during the Fiscal Year in which the Closing Date takes place, (the “Closing Date Projections”) are based on good faith estimates and assumptions made by the management of Parent; and

(b) Amendment No. 1 Effective Date. On and as of the Amendment No. 1 Effective Date, the Amendment No. 1 Projections of Parent and its Subsidiaries for the period of Fiscal Year 2019 through and including Fiscal Year 2023, including monthly projections for each month during the Fiscal Year in which the Amendment No. 1 Effective Date takes place, (the “Amendment No. 1 Projections”) are based on good faith estimates and assumptions made by the management of Parent;

provided, in each case, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material and are intended to be considered forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995; provided further, as of the Closing Date or Amendment No. 1 Effective Date, as applicable, management of Parent believed that the Closing Date Projections or Amendment No. 1 Projections, as applicable, were reasonable and attainable.

4.9. No Material Adverse Change.¶ Since December 31, 2017, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.10. Security Interest in Collateral.¶ Subject to Section 5.15, the provisions of this Agreement, the Pledge and Security Agreement and the other Credit Documents are effective to create in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, a valid and enforceable security interest in and Lien upon the Collateral purported to be pledged, charged, mortgaged or assigned by it thereunder and described therein, subject, in the case of enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing, and upon the making of such filings and the taking of such other actions required to be taken hereby or by the applicable Credit Documents, such security interest and Lien shall constitute a fully perfected first priority Lien upon such right, title and interest of the Credit Parties, in and to such Collateral (to the extent such Liens are required to be perfected under the terms of the Credit Documents), to the extent that such security interest and Lien can be perfected by such filings, actions, giving of notice and possession, subject only to Permitted Liens.

4.11. Adverse Proceedings, etc.¶ Except as set forth in Schedule 4.11, there are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.12. Payment of Taxes.¶ Except as otherwise permitted under Section 5.3, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings knows of no proposed tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.13. Properties.¶

(a) Title. Each of Holdings and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b) Real Estate. As of the ~~Closing~~Amendment No. 1 Effective Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

4.14. Environmental Matters.¶ Neither Holdings nor any of its Subsidiaries nor any of their respective Real Property Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law or any Environmental Claim that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to each of Holdings’ and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or events which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Real Property Facility, and none of Holdings’ or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under

40 C.F.R. Parts 260-270 or any state equivalent that could reasonably be expected to have a Material Adverse Effect. Holdings and each of its Subsidiaries is and has been in compliance with all Environmental Laws, including obtaining and maintaining all Governmental Authorizations required by any applicable Environmental Law except such non-compliance or Governmental Authorizations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There has been no Release of any Hazardous Materials at, on, under or from any property currently owned, or to each of Holdings’ and its Subsidiaries’ knowledge, at, on, under or from any property currently leased or operated or formerly owned, leased or operated by Holdings or any of its Subsidiaries that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

4.15. No Defaults.¶ Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

4.16. Material Contracts.¶ All Material Contracts are in full force and effect and no defaults currently exist thereunder.

4.17. Governmental Regulation.¶ Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

4.18. Margin Stock.¶ Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Term Loan made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

4.19. Employee Matters.¶ Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Borrower, threatened in writing against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and Borrower, threatened in writing against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries, and (c) to the best knowledge of Holdings and Borrower, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

4.20. Employee Benefit Plans.¶ Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each

Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan, except (with respect to any matter specified in the preceding clause, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect~~.~~. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.21. Certain Fees.¶ No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby (it being understood and agreed that this representation does not cover or apply to any underwriting or financial advisory fees payable in connection with the Transactions).

4.22. Solvency.¶ Each Credit Party is and, after the consummation of the Transactions to occur on (a) the Closing Date and (b) Amendment No. 1 Effective Date, as applicable, and the incurrence of indebtedness and obligations in connection therewith, will be, Solvent.

4.23. [Reserved].¶

4.24. Compliance with Statutes, etc.¶ Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any Governmental Authorizations issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.25. Disclosure.¶ No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings or Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.26. Intellectual Property.¶ Except as set forth on Schedule 4.26, each Credit Party and each Subsidiary of each Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Credit Party, except as set forth on Schedule 4.26, (a) the conduct and operations of the businesses of each Credit Party and each Subsidiary of each Credit Party does not infringe, misappropriate, dilute or violate any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Credit Party or any Subsidiary of any Credit Party in, or relating to, any Intellectual Property, other than, in each case, as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.27. Deposit Accounts and Other Accounts.¶ Schedule 4.27 lists all banks and other financial institutions, securities intermediary or commodity intermediary at which any Credit Party maintains deposit, securities, commodities or similar accounts as of the ~~Closing~~Amendment No. 1 Effective Date, and such Schedule correctly identifies the name, address and any other relevant contact information reasonably requested by the Collateral Agent with respect to each depository or intermediary, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

4.28. Foreign Assets Control Regulations; Anti-Money Laundering; Anti-Corruption Practices.¶

(a) Each Credit Party and each Subsidiary of each Credit Party is in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations (“Sanctions”) as administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) and the U.S. State Department. No Credit Party and no Subsidiary of a Credit Party (i) is a Person on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”), (ii) is a person who is otherwise the target of U.S. economic sanctions laws such that a U.S. person cannot deal or otherwise engage in business transactions with such person, (iii) is a Person organized or resident in a country or territory subject to comprehensive Sanctions (a “Sanctioned Country”), or (iv) is owned or controlled by (including by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a government of a Sanctioned Country such that the entry into, or performance under, this Agreement or any other Credit Document would be prohibited by U.S. law.

(b) Each Credit Party and each Subsidiary of each Credit Party is in compliance with all laws related to terrorism or is in compliance in all material respects with all laws related to money laundering including: (i) all applicable requirements of the Currency and Foreign Transactions Reporting Act of 1970 (31 U.S.C. 5311 et. seq., (the Bank Secrecy Act)), as amended by Title III of the USA Patriot Act, (ii) the Trading with the Enemy Act, (iii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (66 Fed. Reg. 49079), any other enabling legislation, executive order or regulations issued pursuant or relating thereto and (iv) other applicable federal or state laws relating to “know your customer” or anti-money laundering rules and regulations. No action, suit or proceeding by or before any court or Governmental Authority with respect to compliance with such anti-money laundering laws is pending or threatened in writing against any Credit Party or any Subsidiary of a Credit Party.

(c) Each Credit Party and each Subsidiary of each Credit Party is in compliance in all material respects with all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”) and the U.K. Bribery Act 2010 (“Anti-Corruption Laws”). No Credit Party nor any Subsidiary of a Credit Party, nor, to the knowledge of any Credit Party, any director, officer, agent, employee, or other person acting on behalf of a Credit Party or any Subsidiary of a Credit Party, has taken any action, directly or indirectly, that would result in a violation of applicable Anti-Corruption Laws. Each Credit Party and each Subsidiary of a Credit Party has instituted and will continue to maintain policies and procedures designed to promote compliance with applicable Anti-Corruption Laws.

SECTION 5. AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that until the Facility Termination Date, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1. Financial Statements and Other Reports.¶ Unless otherwise provided below, Holdings will deliver to Administrative Agent and Lenders:

(a) [Reserved];

(b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification with respect thereto;

(c) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each Fiscal Year, (i) the consolidated balance sheets of Parent and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Moss Adams, LLP or other independent certified public accountants of recognized national standing selected by Holdings, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards in the United States of America;

(d) Compliance Certificate. Together with each delivery of financial statements of Parent and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

(e) [Reserved];

(f) Notice of Default. Promptly upon any officer of Holdings or Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Borrower with respect thereto; or (ii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking and proposes to take with respect thereto;

(g) Notice of Litigation. Promptly upon any officer of Holdings or Borrower obtaining knowledge of (i) the institution of any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or Borrower to enable Lenders and their counsel to evaluate such matters (it being understood that the receipt of any privileged information in respect of such Adverse Proceeding shall be subject to the execution by Lenders of documents required, in the reasonable opinion of the applicable Credit Party, to protect attorney-work product and/or attorney-client privileges);

(h) ERISA. (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

(i) Financial Plan. As soon as practicable and in any event no later than thirty days after the end of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Term Loan (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Parent and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of Parent and its Subsidiaries for each month of each such Fiscal Year, and (~~iv~~iii) forecasts demonstrating adequate liquidity through the final maturity date of the Term Loan, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form and substance reasonably satisfactory to Agents;

(j) Insurance Report. As soon as practicable and in any event within thirty days of the end of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding Fiscal Year;

(k) Environmental Reports and Audits. As soon as practicable following receipt thereof, copies of all environmental audits, assessments and reports with respect to environmental matters at any Real Property Facility or which relate to the operations or any environmental liabilities or obligations of Holdings or its Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(l) Information Regarding Collateral. (a) Borrower will furnish to Collateral Agent prior written notice of any change (i) in any Credit Party’s legal name, (ii) in any Credit Party’s type of organization or (iii) in any Credit Party’s jurisdiction of organization. Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents. Borrower also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed;

(m) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Borrower shall deliver to Collateral Agent an Officer’s Certificate (i) either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the ~~Closing~~Amendment No. 1 Effective Date or the date of the most recent certificate delivered pursuant to this Section and/or identifying such changes, or (ii) certifying that all UCC financing statements (including fixtures filings, as applicable) or other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified in the Perfection Certificate or pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

(n) [Reserved];

(o) Other Information. (A) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Parent or any Subsidiary of Parent to its security holders acting in such capacity, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Parent or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Parent or any of its Subsidiaries to the public concerning material developments in the business of Parent or any of its Subsidiaries, and (B) such other information and data with respect to Parent or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent.

Documents required to be delivered pursuant to Section 5.1 may be delivered electronically and if so delivered, shall be deemed to have been delivered (a) on the date on which the Borrower posts such documents, or provides a link thereto on its website on the Internet at the website address or (b) on the date which such documents are filed for public availability on the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System (EDGAR).

5.2. Existence.¶ Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

5.3. Payment of Taxes and Claims.¶ Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries). In addition, Borrower agrees to pay to the relevant Governmental Authority or, at the option of the Administrative Agent, timely reimburse it for the payment of, any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by any Governmental Authority that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

5.4. Maintenance of Properties.¶ Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.5. Insurance.¶ Holdings will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance reasonably satisfactory to Administrative Agent, and (ii) casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) name Collateral Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Secured Parties as the loss payee thereunder and, to the extent available, provides for at least thirty days’ prior written notice to Collateral Agent of any modification or cancellation of such policy.

5.6. Inspections.¶ Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Agent or any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, however, in the absence of an Event of Default, such inspections, visits and discussions shall be limited to three times per Fiscal Year.

5.7. Lenders Meetings.¶ Holdings and Borrower will, upon the request of Administrative Agent or Required Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower’s corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

5.8. Compliance with Laws.¶ Each Credit Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.9. Environmental.¶

(a) Environmental Disclosure. Holdings will deliver to Administrative Agent and Lenders:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Real Property Facility or with respect to any Environmental Claims;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any federal, state or local governmental or regulatory agency under any Environmental Laws, (2) any remedial, corrective, abatement or other response action taken by Holdings or any other Person in response to (A) the Release or presence of any Hazardous Materials that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (3) Holdings or Borrower’s discovery of any occurrence, event or condition on any real property adjoining or in the vicinity of any Real Property Facility that could cause such Real Property Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (2) any Release required to be reported to any Governmental Authority, and (3) any request for information from any Governmental Authority that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be a potentially responsible party for the Release of any Hazardous Materials; and

(iv) prompt written notice describing in reasonable detail (1) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (2) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Holdings or any of its Subsidiaries to any additional material obligations or requirements under any Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

(v) with reasonable promptness, such other documents as from time to time may be reasonably requested by Administrative Agent related to any matters disclosed pursuant to this Section 5.9(a).

(b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) comply with Environmental Law and to cure any violation of or non-compliance with Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10. Subsidiaries.¶ In the event that any Person becomes a Domestic Subsidiary of Holdings, Holdings shall (a) within 30 days (or such longer period agreed by the Administrative Agent) with such Person becoming a Domestic Subsidiary cause such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Joinder Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(f), 3.1(g), 3.1(h), 3.1(k) (to the extent reasonably requested by the Administrative Agent). In the event that any Person becomes a Foreign Subsidiary of Holdings, and the ownership interests of such Foreign Subsidiary are owned by Holdings or by any Domestic Subsidiary thereof, Holdings shall, or shall cause such Domestic Subsidiary to, deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.1(b), and Holdings shall take, or shall cause such Domestic Subsidiary to take, all of the actions necessary to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in 65% of the ownership interests in such Foreign Subsidiary. With respect to each such Subsidiary, Borrower shall, concurrently with delivery of the joinder documentation referenced above, send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of ~~Borrower~~Holdings, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of ~~Borrower~~Holdings; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof.

5.11. Additional Material Real Estate Assets.¶

(a) In the event that any Credit Party acquires a Material Real Estate Asset after the Closing Date, within 90 days (or such longer period agreed to by the Administrative Agent) of acquiring such Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Section 3.1(h) and 5.11(b) with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured

Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets.

(b) In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and perfected First Priority security interest in any Material Real Estate Assets, the relevant Credit Party shall deliver to Administrative Agent and Collateral Agent:

(i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Material Real Estate Asset;

(ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which such Material Real Estate Asset is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

(iii) (~~a~~A) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to such Material Real Estate Asset (each, a “Title Policy”), in amounts not less than the fair market value of such Material Real Estate Asset, together with a title report issued by a title company with respect thereto, dated not more than thirty days prior to execution of the Mortgage and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and (B) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording any Mortgages for each Material Real Estate Asset in the appropriate real estate records;

(iv) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent;

(v) ALTA surveys of such Material Real Estate Asset, certified to Collateral Agent and dated not more than thirty days prior to execution of the relevant Mortgage; and

(vi) reports and other information, in form, scope and substance satisfactory to Administrative Agent, regarding environmental matters relating to such Material Real Estate Asset, which reports shall include a Phase I report for each Material Real Estate Asset specified by Administrative Agent.

(c) In addition to the foregoing, Borrower shall, at the reasonable request of Required Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Material Real Estate Assets with respect to which Collateral Agent has been granted a Lien.

5.12. Landlord Collateral Access Agreements.¶ Each Credit Party shall use commercially reasonable efforts to obtain a Landlord Collateral Access Agreement within 60 days of the Closing Date or (with respect to Target (BiteSquad) and its Subsidiaries only) the Amendment No. 1 Effective Date, as applicable, or acquisition thereof, from the lessor of each leased property with respect to (to the extent leased) Borrower’s headquarters and each location where any Collateral having a fair market value in excess of $1,000,000 is stored or where material books and records are located, which agreement shall be reasonably satisfactory in form and substance to Administrative Agent.

5.13. Further Assurances.¶ At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.21. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by the Collateral.

5.14. Miscellaneous Business Covenants.¶ Unless otherwise consented to by Agents and Required Lenders:

(a) Cash Management Systems. Holdings and its Subsidiaries shall establish and maintain cash management systems reasonably acceptable to Administrative Agent, including, without limitation, with respect to blocked account arrangements.

(b) Communication with Accountants. Each Credit Party executing this Agreement authorizes Administrative Agent to communicate directly with such Credit Party’s independent certified public accountants and authorizes and shall instruct those accountants, in each case subject to such accountants’ customary policies and procedures, to communicate with Administrative Agent and each Lender information relating to any Credit Party with respect to the business, results of operations and financial condition of any Credit Party; provided however, that Administrative Agent shall provide such Credit Party with notice at least three (3) Business Days prior to first initiating any such communication and such Credit Party and any of its Subsidiaries shall be given the right to be present at or participate in such discussions and communications.

5.15. Post-Closing Matters.¶ Borrower shall, and shall cause each of the Credit Parties to, satisfy the requirements set forth on Schedule 5.15 on or before the date specified for such requirement or such later date to be determined by the Agent.

SECTION 6. NEGATIVE COVENANTS

Each Credit Party covenants and agrees that until the Facility Termination Date, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1. Indebtedness.¶ No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of any Guarantor Subsidiary to Borrower or to any other Guarantor Subsidiary, or of Borrower to any Guarantor Subsidiary; provided, (i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement and (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent;

(c) Subordinated Indebtedness and refinancings and extensions of any such Subordinated Indebtedness in accordance in all respects with the requirements in respect thereof set forth in Section 6.5(iii);

(d) Indebtedness incurred by Holdings or any of its Subsidiaries arising from agreements providing for indemnification or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Borrower or any such Subsidiary pursuant to such agreements, in each case, in the ordinary course of business;

(e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;

(f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts;

(g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Holdings and its Subsidiaries;

(h) guaranties by Borrower of Indebtedness of a Guarantor Subsidiary or guaranties by a Subsidiary of ~~Borrower~~Holdings of Indebtedness of Borrower or a Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1;

(i) Indebtedness described in Schedule 6.1, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement, and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable, taken as a whole, to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced (plus any fees and expenses and including any unfunded or available commitments), or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

(j) Indebtedness in an aggregate amount not to exceed at any time $~~1,000,000~~2,000,000 with respect to (x) Capital Leases and (y) purchase money Indebtedness (including any Indebtedness acquired in connection with a Permitted Acquisition); provided, in the case of clause (x), that any such Indebtedness shall be secured only by the asset subject to such Capital Lease, and, in the case of clause (y), that any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness;

(k) other Indebtedness of Holdings and its Subsidiaries in an aggregate amount not to exceed at any time $~~5,000,000~~7,500,000;

(l) unsecured earn-outs, deferred purchase price payments and working capital adjustments incurred in connection with Permitted Acquisitions, subject in each case to the limitations set forth in Section 6.9(e);

(m) indebtedness to a bank arising from the honoring by that bank of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(n) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(o) Indebtedness existing under any credit card or similar cash management program in an aggregate amount not to exceed at any time $~~500,000~~750,000;

(p) Indebtedness consisting of promissory notes issued by Holdings or any of its Subsidiaries to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of equity interests of the Borrower or Holdings or Parent permitted by Section 6.5; provided, such Indebtedness shall be subordinated in right of payment to the payment in full of the Obligations pursuant to terms reasonably satisfactory to the Administrative Agent; and

(q) Indebtedness in respect of letters of credit in an aggregate principal amount not to exceed at any time $~~3,000,000~~5,000,000.

6.2. Liens.¶ No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

(a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

(b) Liens for Taxes (i) not yet delinquent, or (ii) not required to be paid under Section 5.3 hereof;

(c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401 (a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of thirty days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens consisting of pledges or deposits incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness) or to secure liability to insurance carriers, so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries;

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g) Liens solely on any cash earnest money deposits made by Holdings or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Borrower or such Subsidiary;

(l) Liens described in Schedule 6.2;

(m) Liens securing Capital Leases and/or purchase money Indebtedness permitted pursuant to Section 6.1(j); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(n) licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering with the ordinary conduct of the business of the Credit Parties or any of their Subsidiaries in the ordinary course of business;

(o) Liens securing cash collateral for letters of credit permitted by Section 6.1(d) or (q); and

(p) additional Liens on property of the Credit Parties or any of their Subsidiaries not otherwise permitted by this Section 6.2 that secure obligations up to an aggregate amount of $~~1,000,000~~2,000,000 for all such Liens at any time.

6.3. [Reserved].¶

6.4. No Further Negative Pledges.¶ Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) no Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

6.5. Restricted Payments.¶ No Credit Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Payment except that the Credit Parties may (i) make Restricted Payments to Holdings (and Holdings may make Restricted Payments to Parent) in an aggregate amount not to exceed $500,000 in any trailing twelve month period, to the extent necessary to permit Holdings or the Parent to pay general administrative costs and expenses, (ii) make Restricted Payments to Holdings (and Holdings may make Restricted Payments to Parent) to the extent necessary to permit Holdings (and, to the extent applicable, Parent) to discharge the consolidated tax liabilities of Parent and its Subsidiaries (solely to the extent such taxes are imposed with respect to the income or activities of Borrower and ~~its~~Holdings’ Subsidiaries), (iii) pay amounts permitted by the subordination terms (including, without limitation, the prepayment restrictions set forth in Section 2.7 of the Parent Convertible Notes Credit Agreement) applicable to Subordinated Indebtedness permitted hereunder and refinancings and extensions of any such Subordinated Indebtedness if the terms and conditions thereof are not less favorable, taken as a whole, to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended (it being understood that the subordination terms of any such refinanced or extended Subordinated Indebtedness shall be on substantially identical terms as the Indebtedness so refinanced or otherwise reasonably satisfactory to the Administrative Agent), and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended, in each case, so long as any such Credit Party applies the amount of any such Restricted Payment for such purpose; provided, any such refinanced or extended Subordinated Indebtedness shall not (x) include Indebtedness of any obligor that was not an obligor with respect to the Subordinated Indebtedness being refinanced or extended, (y) exceed in principal amount the Subordinated Indebtedness being refinanced or extended (plus any fees, premiums and expenses and including any unfunded or available commitments) or (z) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom, (iv) make Restricted Payments solely in the form of Capital Stock, (v) make Restricted Payments to other Credit Parties ~~and~~, (vi) so long as no Default or Event of Default shall have occurred and be continuing or shall immediately be caused thereby, Restricted Payments to Holdings, and, if applicable (but without duplication), Holdings may make Restricted Payments to Parent, the proceeds of which shall be used solely to purchase or redeem from current or former employees, members of the board of directors, managers, consultants (or their respective estates, spouses or former spouses) of Parent or Holdings, on account of the death, termination, resignation or other voluntary or involuntary cessation of such person’s employment or directorship, shares of such Parent’s or Holdings’ equity interests or options or warrants to acquire such equity interests in an aggregate amount for all such payments not to exceed $~~1,000,000~~2,000,000 in any Fiscal Year (with unused amounts in any Fiscal Year being carried over to succeeding Fiscal Years subject to a maximum of $~~2,500,000~~5,000,000 in any Fiscal Year) and (vii) make Restricted Payments to Holdings (and Holdings may make Restricted Payments to Parent) to the extent necessary to effectuate the Amendment No. 1 Acquisition in an amount not to exceed $42,080,000.

6.6. Restrictions on Subsidiary Distributions.¶ Except as provided herein, no Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of ~~Borrower~~Holdings to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by ~~Borrower~~Holdings or any ~~other~~ Subsidiary of ~~Borrower~~Holdings, (b) repay or prepay any Indebtedness owed by such Subsidiary to ~~Borrower~~Holdings or any ~~other~~ Subsidiary of ~~Borrower~~Holdings, (c) make loans or advances to ~~Borrower~~Holdings or any ~~other~~ Subsidiary of ~~Borrower~~Holdings, or (d) transfer any of its property or assets to ~~Borrower~~Holdings or any ~~other~~ Subsidiary of ~~Borrower~~Holdings other than restrictions (i) in agreements evidencing purchase money Indebtedness permitted by Section 6.1(j) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, and (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement.

6.7. Investments.¶ No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture and any Foreign Subsidiary, except:

(a) Investments in Cash and Cash Equivalents;

(b) equity Investments owned as of the Closing Date or Amendment No. 1 Effective Date, as applicable, in any Subsidiary and Investments made after the Closing Date among the Borrower and/or one or more Guarantor Subsidiaries ~~that are Credit Parties~~;

(c) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Holdings and its Subsidiaries;

(d) intercompany loans to the extent permitted under Section 6.1(b);

(e) loans and advances to employees of Holdings and its Subsidiaries (i) made in the ordinary course of business and described on Schedule 6.7, and (ii) any refinancings of such loans after the Closing Date in an aggregate amount not to exceed $100,000 in any Fiscal Year;

(f) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.9;

(g) Investments described in Schedule 6.7;

(h) Investments of a Person (in each case, which is an Investment permitted by this Section 6.7) that is (i) acquired and becomes a Subsidiary or (ii) merged or amalgamated or consolidated into any Subsidiary, in each case, in connection with a Permitted Acquisition after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition, merger, amalgamation or consolidation and were in existence on the date of such Permitted Acquisition, merger, amalgamation or consolidation; ~~and~~

(i) other Investments in an aggregate amount not to exceed at any time $~~2,500,000.~~5,000,000; and

(j) Investments made in connection with the Transactions.

6.8. OFAC; USA Patriot Act; Anti-Corruption Laws.¶ No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply with the laws, regulations and executive orders referred to in Section 4.28. No Credit Party nor any Subsidiary of a Credit Party, nor any director, officer, agent, employee, or other person acting on behalf of a Credit Party or any Subsidiary of a Credit Party, will use the proceeds of the Term Loan, directly or indirectly, for any payments to any Person, including any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, or otherwise take any action, directly or indirectly, that would result in a violation of any Anti-Corruption Laws. Furthermore, the Credit Parties will not, directly or indirectly, use the proceeds of the transaction, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person participating in the transaction of any Sanctions.

6.9. Fundamental Changes; Disposition of Assets; Acquisitions.¶ No Credit Party shall, nor shall it permit any of its Subsidiaries to, consummate any transaction of merger or consolidation, consummate a Division/Series Transaction, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) any Subsidiary of Holdings may be merged with or into Borrower or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor Subsidiary; provided, in the case of such a merger, Borrower or such Guarantor Subsidiary, as applicable shall be the continuing or surviving Person;

(b) sales or other dispositions of assets that do not constitute Asset Sales;

(c) Asset Sales, the proceeds of which, when aggregated with the proceeds of all other Asset Sales made within the trailing twelve month period, are less than $~~1,000,000~~2,000,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Borrower (or similar governing body)), (2) no less than 75% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.9(a);

(d) disposals of obsolete, surplus or worn out property;

(e) Permitted Acquisitions; provided, that the aggregate consideration paid as purchase price consideration (including, without limitation, Cash consideration, unsecured earnouts (valued at the time of the making of such Investment in accordance with GAAP) and deferred purchase price payments) does not exceed $10,000,000 in the aggregate from the Closing Date to the date of determination;

(f) Investments made in accordance with Section 6.7;

(g) dispositions of inventory or equipment in the ordinary course of business;

(h) dispositions of Cash Equivalents;

(i) dispositions of accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof) or, in the case of accounts receivable in default, in connection with the collection or compromise thereof and, in any event, not involving any securitization thereof;

(j) leases, subleases, licenses or sublicenses, in each case, in the ordinary course of business and which do not materially interfere with the business of the Credit Parties; and

(k) (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims in the ordinary course of business, in each case, which do not materially interfere with the business of the Credit Parties.

provided, that, upon not less than ten (10) Business Days prior written notice to Administrative Agent, any Subsidiary of Holdings (other than Borrower) may enter into a Division/Series Transaction so long as (x) no Default or Event of Default has occurred and is continuing or would arise therefrom, (y) immediately after giving effect to such Division/Series Transaction, both (or all) the surviving Persons (and all series thereof) and any newly resulting Person (and all series thereof) remain or become, as applicable, Guarantors hereunder (to the extent the applicable Subsidiary entering into such Division/Series Transaction was originally a Guarantor), any resulting Person (and all series thereof) complies with the requirements of Section 5.10 and Section 5.13, if applicable, (for the avoidance of doubt, at the time of such Division/Series Transaction, without giving effect to any grace periods provided therein) and, after giving effect to any actions taken under Section 5.10 and Section 5.13, if applicable, both the surviving Person (and all series thereof) and any resulting Person (and all series thereof) are in compliance with the requirements of the Collateral Documents and (z) if any such Division/Series Transaction is consummated, each division or series of a Person created thereby shall be subject to all of the terms and provisions of this Agreement and the other Credit Documents, and the Liens in favor of Collateral Agent, as fully as if such Person was subject hereto and thereto prior to giving effect to such Division/Series Transaction (and the Credit Parties shall be required to ensure such division or series complies with all terms and provisions of this Agreement and the other Credit Documents as fully as if such division or series was a Subsidiary of a Credit Party), and, upon the request of the Administrative Agent, the applicable Person, division and series shall reaffirm the foregoing in writing in form and substance reasonably acceptable to Administrative Agent.

6.10. Disposal of Subsidiary Interests.¶ Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

6.11. Sales and Lease-Backs.¶ No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease.

6.12. Transactions with Affiliates.¶ No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holdings; provided, however, that the Credit Parties and their Subsidiaries may enter into or permit to exist any such transaction if the terms of such transaction are not less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; further, provided, that the foregoing restrictions shall not apply to (a) any transaction between Borrower and any Guarantor Subsidiary; (b) reasonable and customary fees and indemnitees paid to members of the board of directors (or similar governing body) of Holdings and its Subsidiaries; (c) compensation arrangements for officers and other employees of Holdings and its Subsidiaries entered into in the ordinary course of business; (d) transactions described in Schedule 6.12 and amendments thereof which are not materially adverse to the Lenders; (e) Indebtedness permitted by Sections 6.1(b), (h) and (p), Restricted Payments permitted by Section 6.5 and Investments permitted by Sections 6.7(b), (d), (e) and (h); (f) consummation of the Transactions; and (g) for the avoidance of doubt, fees, expenses, indemnity and expense reimbursement payable to Jefferies LLC and its Affiliates in connection with the Transactions, including pursuant to the Engagement Letters dated as of May 15, 2018 ~~and~~, October 10, 2018 and to be dated on or about the Amendment No. 1 Effective Date, each between the Parent and Jefferies LLC. Borrower shall disclose in writing each material transaction with any Affiliate of Holdings or of any such holder to Administrative Agent; provided, however, the Borrower shall not be required to disclose in writing any transaction permitted by clauses (a), (b), (c), (f) and (g) above.

6.13. Conduct of Business.¶ From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date or any business reasonably related thereto and (ii) such other lines of business as may be consented to by the Administrative Agent and Required Lenders.

6.14. Permitted Activities of Holdings.¶ Holdings shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness and obligations under the Related Agreements; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.2; (c) engage in any business or activity or own any assets other than (i) holding 100% of the Capital Stock of Borrower and BiteSquad.com, LLC; (ii) performing its obligations and activities incidental thereto under applicable laws and regulations, the Credit Documents, and to the extent not inconsistent therewith, the Related Agreements; (iii) making Restricted Payments and Investments and other actions to the extent permitted by this Agreement; (iv) the execution and delivery or, and the performance of rights and obligations under, any guarantees of leases or insurance obligations or other guarantees (including in connection with workers compensation insurance or self-insurance), in each case, to the extent permitted hereunder; (v) providing indemnification to officers and directors in the ordinary course of business and (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower and ~~its~~their Subsidiaries; (d) consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; (e) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries; (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Borrower, Target (BiteSquad) and any other Subsidiary that becomes a Subsidiary Guarantor in accordance with the terms of this Agreement; or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

6.15. [Reserved].

6.16. Amendments or Waivers with Respect to Subordinated Indebtedness.¶ No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, increase the principal amount thereof, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders.

6.17. Fiscal Year.¶ No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year end from December 31.

6.18. Deposit Accounts and Other Accounts.¶ No Credit Party shall establish or maintain a deposit, securities, commodity or similar account that is not subject to a Control Agreement and no Credit Party will deposit proceeds in a deposit account which is not subject to a Control Agreement, in each case, other than (a) any payroll account so long as such payroll account is a zero balance account or is funded no earlier than the Business Day immediately prior to the date of any payroll disbursements and in an amount not exceeding the same, (b) petty cash accounts and amounts on deposit which do not exceed $200,000 in the aggregate at any one time, (c) withholding and other tax, employee benefit plan, client custodial, escrow and fiduciary accounts, (d) accounts subject to Liens in accordance with Section 6.2(o) and (e) accounts with IberiaBank serving as cash collateral for the Credit Parties’ purchasing card program (such excluded accounts, “Excluded Accounts”) as of and after the Closing Date; provided, it is agreed and understood that the Credit Parties shall have until the date that is sixty (60) days following the Closing Date, the Amendment No. 1 Effective Date or the closing date of any Permitted Acquisition, as applicable (or such later date as may be agreed to by Administrative Agent in its sole discretion), to comply with the provisions of this Section 6.18 with regard to any such accounts (other than Excluded Accounts) of the Credit Parties existing on the Closing Date or Amendment No. 1 Effective Date, as applicable, or acquired in connection with any Permitted Acquisition.

6.19. Amendments to Organizational Agreements and Material Contracts.¶ No Credit Party shall (a) amend or permit any amendments to any Credit Party’s Organizational Documents; or (b) amend or permit any amendments to, or terminate or waive any provision of, any Material Contract if such amendment, termination, or waiver would be materially adverse to Administrative Agent or the Lenders.

6.20. Prepayments of Subordinated Indebtedness.¶ No Credit Party shall, nor shall it permit any of its Affiliates to, directly or indirectly, purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Subordinated Indebtedness prior to its scheduled maturity, other than Restricted Payments permitted pursuant to Section 6.5(iii).

6.21. Minimum Liquidity Covenant.¶ Borrower shall not permit Consolidated Liquidity to be less than $15,000,000 as of the last day of each Fiscal Quarter ending prior to the Term Loan Maturity Date.

SECTION 7. GUARANTY

7.1. Guaranty of the Obligations.¶ Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2. Contribution by Guarantors.¶ All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution

Amounts with respect to all Contributing Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3. Payment by Guarantors.¶ Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4. Liability of Guarantors Absolute.¶ Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower,

and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Interest Rate Agreement and Currency Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or Interest Rate Agreements and Currency Agreements; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Interest Rate Agreement or Currency Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Interest Rate Agreements or Currency Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Interest Rate Agreement or Currency Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any of the Interest Rate Agreements or Currency Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5. Waivers by Guarantors.¶ Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to gross negligence, willful misconduct or bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Interest Rate Agreements or Currency Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6. Guarantors’ Rights of Subrogation, Contribution, etc.¶ Until the Facility Termination Date, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such

Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Facility Termination Date, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time prior to the Facility Termination Date, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7. Subordination of Other Obligations.¶ Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8. Continuing Guaranty.¶ This Guaranty is a continuing guaranty and shall remain in effect until the Facility Termination Date. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9. Authority of Guarantors or Borrower.¶ It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10. Financial Condition of Borrower.¶ Any Credit Extension may be made to Borrower or continued from time to time, and any Interest Rate Agreements or Currency Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation or at the time such Interest Rate Agreement or Currency Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents and the Interest Rate Agreements and Currency Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.

7.11. Bankruptcy, etc.¶

(a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12. Discharge of Guaranty Upon Sale of Guarantor.¶ If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

SECTION 8. EVENTS OF DEFAULT

8.1. Events of Default.¶ If any one or more of the following conditions or events shall occur (each an “Event of Default”):

(a) Failure to Make Payments When Due. Failure by Borrower to pay (i) the principal of and premium, if any, on the Term Loan whether at stated maturity, by acceleration or otherwise; (ii) when due any installment of principal of the Term Loan, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (iii) within three (3) Business Days after the same shall become due, any interest on the Term Loan or any fee or any other amount due hereunder.

(b) Default in Other Agreements. (i) Failure of any Credit Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $~~1,500,000~~2,500,000 or more or with an aggregate principal amount of $~~3,500,000 or~~5,000,000 or more, in each case beyond any applicable grace or cure period, if any, provided therefor; or (ii) breach or default by any Credit Party or any of their respective Subsidiaries with respect to any other material term of (1) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond any applicable grace or cure period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.3, Section 5.1(b), (c), (d), (f) or (i), Section 5.2, Section 5.5, Section 5.6, Section 5.7, Section 5.10, Section 5.11, Section 5.15 or Section 6; or

(d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty days after the earlier of (i) an officer of such Credit Party becoming aware of such default, or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Parent or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Parent or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Parent or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Parent or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Parent or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Parent or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Parent or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Parent or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Parent or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $~~1,500,000~~2,500,000 or (ii) in the aggregate at any time an amount in excess of $~~3,500,000~~5,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $~~2,000,000~~2,500,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 430(k) of the Internal Revenue Code or under Section 303(k) of ERISA; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Required Lenders, upon notice to Borrower by Administrative Agent, (A) the Commitments, if any, of each Lender having such Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest on the Term Loan, and (II) all other Obligations; and (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents.

SECTION 9. AGENTS

9.1. Appointment of Agents.¶ Luxor Capital is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes Luxor Capital, in such capacity, to act as its agent in accordance with the terms hereof and the other Credit Documents. Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries.

9.2. Powers and Duties.¶ Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3. General Immunity.¶

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Term Loan or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loan or the component amounts thereof.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by or resulting from such Agent’s bad faith, gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

9.4. Agents Entitled to Act as Lender.¶ The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Term Loan, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

9.5. Lenders’ Representations, Warranties and Acknowledgment.¶

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Closing Date Term Loan or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering its signature page to this Agreement on the Closing Date or Amendment No. 1 on the Amendment No. 1 Effective Date, as applicable, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Closing Date.

(c) Each Lender (i) represents and warrants that as of the Closing Date and Amendment No. 1 Effective Date, as applicable, neither such Lender nor its Affiliates or Related Funds owns or controls, or owns or controls any Person owning or controlling, any trade debt or Indebtedness of any Credit Party other than the Obligations or any Capital Stock of any Credit Party and (ii) covenants and agrees that from and after the Closing Date neither such Lender nor its Affiliates and Related Funds shall purchase any trade debt or Indebtedness of any Credit Party other than the Obligations or Capital Stock described in clause (i) above without the prior written consent of the Administrative Agent.

9.6. Right to Indemnity.¶ Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent (each, an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Indemnitee Agent Party in any way relating to or arising out of this Agreement or the other Credit Documents, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s bad faith, gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7. Successor Administrative Agent and Collateral Agent.¶

(a) Administrative Agent and Collateral Agent may resign at any time by giving thirty days’ prior written notice thereof to Lenders and Borrower. Upon any such notice of resignation, Required Lenders shall have the right, upon 15 days’ prior written consent of the Borrower (such consent not to be (a) unreasonably withheld, conditioned or delayed or (b) required if an Event of Default has occurred and is continuing), to appoint a successor Administrative Agent and Collateral Agent. Upon the acceptance of any appointment as Administrative Agent and Collateral Agent hereunder by a successor Administrative Agent and Collateral Agent, that successor Administrative Agent and Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and Collateral Agent and the retiring Administrative Agent and Collateral Agent shall promptly (i) transfer to such successor Administrative Agent and Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent and Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent and Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent and Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent and Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s and Collateral Agent’s resignation hereunder as Administrative Agent and Collateral Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent and Collateral Agent hereunder.

(b) Notwithstanding anything herein to the contrary, Administrative Agent and Collateral Agent may assign their rights and duties as Administrative Agent and Collateral Agent hereunder to an Affiliate of Luxor without the prior written consent of, or prior written notice to, Borrower or the Lenders; provided that Borrower and the Lenders may deem and treat such assigning Administrative Agent and Collateral Agent as the Administrative Agent and Collateral Agent for all purposes hereof, unless and until such assigning Administrative Agent or Collateral Agent, as the case may be, provides written notice to Borrower and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent and Collateral Agent hereunder and under the other Credit Documents.

9.8. Collateral Documents and Guaranty.¶

(a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents.

(b) Release of Collateral or Guarantors. Each Secured Party hereby consents to the release and hereby directs the Administrative Agent and Collateral Agent, as applicable, to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(i) any Subsidiary of Borrower from its guaranty of any Obligation if all of the Capital Stock of such Subsidiary owned by any Credit Party is sold or transferred in a transaction permitted under the Credit Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 5.10; and

(ii) any Lien held by Collateral Agent for the benefit of the Secured Parties against (x) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Credit Party in a transaction permitted by the Credit Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 5.10, Section 5.11 or Section 5.13 after giving effect to such transaction have been granted, (y) any property or asset subject to a Lien permitted hereunder in reliance upon Section 6.2(m) and (z) all of the Collateral and all Credit Parties, upon (A) the occurrence of the Facility Termination Date and (B) to the extent requested by an Agent, receipt by such Agent and the Secured Parties of liability releases from the Credit Parties each in form and substance reasonably acceptable to the Administrative Agent.

(c) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

9.9. Certain ERISA Matters.¶

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loan, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loan, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Term Loan, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Term Loan, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Term Loan, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Term Loan, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

SECTION 10. MISCELLANEOUS

10.1. Notices.¶ Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Collateral Agent or Administrative Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, emailed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or email, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent. Any notice given by email shall be considered received on the next Business Day following the day transmitter sends any such notice; provided that any such notice shall not be considered received to the extent the transmitter receives any confirmation that the email was not delivered to or received by the recipient.

10.2. Expenses.¶ The Borrower shall pay (a) all reasonable and documented out of pocket expenses incurred by the Agents and their Affiliates (including the reasonable and documented fees, out-of-pocket charges and disbursements of one primary outside legal counsel for the Agents and, if necessary or appropriate, one local counsel in each relevant jurisdiction and one regulatory counsel if reasonably required), in connection with the syndication of the Term Loans and Commitments, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents (including, without limitation, the reasonable out-of-pocket costs and expenses of the Agents’ and their Affiliates’ due diligence investigation), or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (b) all out of pocket expenses incurred by the Agents or any Lender (including the fees, charges and disbursements of one primary outside counsel for the Agents, one primary outside counsel to the Lenders (and, in the case of a conflict of interest, additional counsels, as appropriate) and if necessary or appropriate, of any special counsel and one local counsel in each relevant jurisdiction (and in the case of a conflict of interest, additional counsels as appropriate) and one regulatory counsel if reasonably required) in connection with the enforcement, collection or protection of their rights (A) in connection with this Agreement and the other Credit Documents, including their rights under this Section, or (B) in connection with the Term Loans issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans. ~~Notwithstanding the foregoing, all expenses incurred by the Agents and their Affiliates in connection with the Transactions shall only be reimbursable by the Borrower up to the cap set forth in respect thereof as set forth in the Commitment Letter.~~

10.3. Indemnity.¶

(a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Agent and Lender, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent and each Lender (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided, no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from (i) the bad faith, gross negligence, willful misconduct or material breach of this Agreement by any Indemnitee, as determined by a court of competent jurisdiction in a final, non-appealable order, of that Indemnitee or (ii) disputes solely among Indemnitees not involving any act or omission of any Credit Party or any of their respective Subsidiaries (other than a dispute against any Agent in their capacities as such). To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. This Section 10.3(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, or other liabilities arising from any non-Tax claim.

(b) To the extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, Agents and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Term Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Holdings and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

10.4. Set Off.¶ In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and its respective Affiliates each of is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party (in whatever currency) against and on account of the obligations and liabilities of any Credit Party to such Lender, the participations under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto and participations with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Term Loan or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

10.5. Amendments and Waivers.¶

(a) Required Lenders’ Consent. Subject to Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Administrative Agent and the Required Lenders.

(b) Affected Lenders’ Consent. Without the written consent of each Lender that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) extend the scheduled final maturity of the Term Loan or any Note;

(ii) waive, reduce or postpone any scheduled repayment (but not prepayment);

(iii) reduce the rate of interest on the Term Loan (other than any waiver of any increase in the interest rate applicable to the Term Loan pursuant to Section 2.6) or any fee payable hereunder;

(iv) extend the time for payment of any such interest or fees;

(v) reduce the principal amount of the Term Loan;

(vi) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c);

(vii) amend the definition of “Required Lenders” or “Pro Rata Share”; provided, with the consent of Administrative Agent and the Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share” on substantially the same basis as the Closing Date Term Loan ~~Commitments~~Commitment and the Closing Date Term Loan are included on the Closing Date;

(viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Credit Documents; or

(ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d) Corrections; Liens. Notwithstanding anything to the contrary contained in this Section 10.5, Agent and Borrower may amend or modify this Agreement and any other Credit Document to (i) cure any ambiguity, omission, defect or inconsistency therein and (ii) grant a new Lien for the benefit of the Secured Parties, extend an existing Lien over additional Property for the benefit of the Secured Parties or join additional Persons as Credit Parties.

(e) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6. Successors and Assigns; Participations.¶

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 9.6, Indemnitees under Section 10.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Borrower, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Term Loan listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Term Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Term Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Term Loan.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Term Loan owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of the Term Loan and any related Commitments):

(i) to any Person meeting the criteria of clause (a) of the definition of the term “Eligible Assignee” upon the giving of notice to Administrative Agent and the Borrower; and

(ii) to any Person meeting the criteria of clause (b) or clause (c) of the definition of the term “Eligible Assignee” with the consent of Administrative Agent; provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Term Loan of the assigning Lender) with respect to the assignment of the Term Loan; provided, further, that the consent of Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment pursuant to this Section 10.6(c)(ii) unless an Event of Default shall have occurred and be continuing at the time of any such assignment; provided, further, that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after having received notice thereof.

(d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.14(c) or 2.14(d).

(e) Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms, certificates or other evidence required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Borrower and shall maintain a copy of such Assignment Agreement.

(f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery ~~hereof or upon executing and delivering~~of this Agreement, Amendment No. 1 or an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date, Amendment No. 1 Effective Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement), as the case may be, that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Term Loan, as the case may be; (iii) it will make or invest in, as the case may be, its Commitments or Term Loan for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Term Loan within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of Term Loan or any interests therein shall at all times remain within its exclusive control); and (iv) such Lender does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Credit Party other than the Obligations or any Capital Stock of any Credit Party.

(g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Effective Date” specified in the applicable Assignment Agreement: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loan of the assignee and/or the assigning Lender.

(h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Term Loan or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of the Term Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Term Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement, or (iii) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Credit Documents) supporting the Term Loan hereunder in which such participant is participating. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.13 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with Borrower’s prior written consent, and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of Borrower, to comply with Section 2.14 as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Term Loans under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register

(including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in “registered form” within the meaning under Treas. Reg. Section 5f.103-1(c). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender may assign, pledge and/or grant a security interest in, all or any portion of its share of the Term Loan, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

10.7. Independence of Covenants.¶ All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8. Survival of Representations, Warranties and Agreements.¶ All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.13, 2.14, 10.2, 10.3, 10.4, and 10.10 and the agreements of Lenders set forth in Sections 2.12, 9.3(b) and 9.6 shall survive the payment of the Term Loan and the termination hereof.

10.9. No Waiver; Remedies Cumulative.¶ No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Interest Rate Agreements and Currency Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10. Marshalling; Payments Set Aside.¶ Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11. Severability.¶ In case any provision in or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12. Obligations Several; Actions in Concert.¶ The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. Anything in this Agreement or any other Credit Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any Note or otherwise with respect to the Obligations without first obtaining the prior written consent of Agent or Required Lenders (as applicable), it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and any Note or otherwise with respect to the Obligations shall be taken in concert and at the direction or with the consent of Agent or Required Lenders (as applicable).

10.13. Headings.¶ Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14. APPLICABLE LAW.¶ THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.15. CONSENT TO JURISDICTION.¶ (A) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY CREDIT DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA SITTING IN THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF AGENT TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT AGENT DETERMINES THAT SUCH ACTION IS NECESSARY OR APPROPRIATE TO EXERCISE ITS RIGHTS OR REMEDIES UNDER THE CREDIT DOCUMENTS. THE PARTIES HERETO (AND, TO THE EXTENT SET FORTH IN ANY OTHER CREDIT DOCUMENT, EACH OTHER CREDIT PARTY) HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS.

(B) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER

DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH ANY CREDIT DOCUMENT BY ANY MEANS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF BORROWER SPECIFIED HEREIN (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE EFFECTIVE, AS PROVIDED THEREIN). EACH CREDIT PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(C) NOTHING CONTAINED IN THIS SECTION 10.15 SHALL AFFECT THE RIGHT OF AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW OR COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

10.16. WAIVER OF JURY TRIAL.¶ EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17. Confidentiality.¶ Each Lender shall maintain the confidentiality of all Confidential Information in accordance with such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, a Lender may make (i) disclosures of such Confidential Information to Affiliates of such Lender and to their agents and advisors (and to other persons authorized by a Lender or Agent to organize, present or disseminate such Confidential Information in connection with disclosures otherwise made in accordance with this Section 10.17; provided that such persons are advised of and agreed to be bound by this Section 10.17) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of such Confidential Information and are or have been advised of the obligation to keep such Confidential Information confidential, (ii) disclosures of such Confidential Information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of the Term Loan or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Interest Rate Agreements and Currency Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.17), (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any Confidential Information relating to the Credit Parties received by it from any of the Agents or any Lender, (iv) disclosure to any Lender’s financing sources, provided that prior to any disclosure, such financing source is informed of the confidential nature of the Confidential Information and agrees to be bound by this Section 10.17, and (v) disclosures required or requested by any Governmental Authority or representative thereof or by the NAIC or pursuant to legal or judicial process or other legal proceeding; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such Confidential Information prior to disclosure of such Confidential Information. For purposes of this Section 10.17, “Confidential Information” means all information regarding Holdings, Borrower and ~~its~~their Subsidiaries and their respective businesses other than any such information that is publicly available to any Lender on a non-confidential basis prior to disclosure by Holdings, Borrower or any of ~~its~~their Subsidiaries. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent may, at its own expense issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Credit Parties)(collectively, “Trade Announcements”). No Credit Party shall issue any Trade Announcement except (i) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (ii) with the prior approval of Administrative Agent, which such approval shall not be unreasonably withheld, conditioned or delayed.

10.18. Usury Savings Clause.¶ Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Term Loan made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Term Loan made hereunder is repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to

Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Term Loan made hereunder or be refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

10.19. Counterparts.¶ This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic mail as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually executed counterpart hereof.

10.20. Effectiveness.¶ This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

10.21. Patriot Act.¶ Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the USA Patriot Act.

10.22. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.¶ Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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APPENDIX A

TO CREDIT AND GUARANTY AGREEMENT

Lender	Closing Date Term Loan Commitment	Pro Rata Share
Luxor Capital, LLC	$25,000,000.00	100.0%

Total	$25,000,000.00	100%

Lender	Amendment No. 1 Term Loan Commitment	Pro Rata Share
Luxor Capital, LLC	$42,080,000.00	100.0%

Total	$42,080,000.00	100%

APPENDIX A-1

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

If to any Credit Party:

1510 West Loop South

Houston, Texas 77027

Attention: General Counsel

and

Waitr Inc.

844 Ryan Street, Suite 300

Lake Charles, LA 70601

Attention: Chief Executive Officer

in each case, with a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, NY 10166

Attention: Joel Rubinstein

and

Cara Stone, LLP

650 Poydras Street, Suite 1130

New Orleans, LA 70130

Attention: Mark Graffagnini

APPENDIX B-1

LUXOR CAPITAL GROUP, LP

as Administrative Agent, Collateral Agent and

Lead Arranger

Luxor Capital Group, LP

1114 Avenue of the Americas, 28th Floor

New York, New York 10036

Attention: Legal

Telecopier: (212) 763-8001

in each case, with a copy to:

Sidley Austin LLP

2021 McKinney Avenue

Suite 2000

Dallas, Texas 75201

Attention: Christopher Gleason

APPENDIX B-2